UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                  SCHEDULE 14A
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934
                                (Amendment No. 2)


Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
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[X]         Preliminary Proxy Statement
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[ ]         Confidential, for Use of the Commission Only (as permitted by Rule
            14a-6(e)(2))
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[ ]         Definitive Proxy Statement
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[ ]         Definitive Additional Materials
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[ ]         Soliciting Material Pursuant to Section 240.14a-12
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                              Horizon Telcom, Inc.
                (Name of Registrant as Specified In Its Charter)

     Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

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[X]         No fee required.
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[ ]         Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and
            0-11.
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      1)    Title of each class of securities to which transaction applies:
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      2)    Aggregate number of securities to which transaction applies:
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      3)    Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
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      4)    Proposed maximum aggregate value of transaction:
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      5)    Total fee paid:
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[ ]         Fee previously paid with preliminary materials.
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[ ]         Check box if any part of the fee is offset as provided by Exchange
            Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
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      1)    Amount Previously Paid:
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      2)    Form, Schedule or Registration Statement No.:
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      3)    Filing Party:
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      4)    Date Filed:
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

                           [Horizon Telcom, Inc. Logo]
                              Horizon Telcom, Inc.
                               68 East Main Street
                          Chillicothe, Ohio 45601-0480

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                        TO BE HELD ON _____________, 2005

To the Stockholders of Horizon Telcom, Inc.:

            NOTICE IS HEREBY GIVEN that a Special Meeting of Stockholders (the "Special Meeting") of Horizon Telcom, Inc. (the "Company") will be held at the offices of Horizon Technology, Inc., 1410 Industrial Drive, Gateway Industrial Park, Chillicothe, Ohio on _________, 2005 at __:00 p.m. (Cincinnati time) for the following purposes:

      o The approval of amendments to the Company's Amended and Restated Articles of Incorporation whereby the Company would effect a 1-for-125 reverse stock split of its shares of Class B common stock ("Class B Shares"), such that holders of less than 125 Class B Shares would have their Class B Shares cancelled and converted into the right to receive the cash consideration set forth herein, followed immediately by a 125-for-1 forward stock split of the Class B Shares (the aforesaid reverse and forward stock splits being hereinafter collectively referred to as the "Reverse/Forward Stock Splits") and

      o Such other business as may properly come before the Special Meeting and any adjournment or postponement thereof.

            The foregoing matters are described in more detail in the proxy statement dated ___________, 2005 (the "Proxy Statement") which follows.

            The Company's board of directors (the "Board") has fixed the close of business on ___________, 2005 as the record date for determining the record holders of the Class B Shares and the Company's shares of Class A common stock (collectively with the Class B Shares, the "Shares") entitled to notice of the Special Meeting and any adjournment or postponement thereof. The Board has fixed the close of business on ___________, 2005 as the record date for determining the record holders of the Shares entitled to vote at the Special Meeting and at any adjournment or postponement thereof.

            THE BOARD HAS DETERMINED THAT THE REVERSE/FORWARD STOCK SPLITS PROPOSAL AS DESCRIBED IN THE PROXY STATEMENT IS IN THE BEST INTEREST OF THE COMPANY AND ITS STOCKHOLDERS AND HAS DIRECTED THAT THE PROPOSAL BE SUBMITTED TO THE COMPANY'S STOCKHOLDERS FOR THEIR APPROVAL. THE BOARD UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL.

            YOUR VOTE IS IMPORTANT. WHETHER OR NOT YOU EXPECT TO ATTEND THE SPECIAL MEETING, PLEASE MARK, DATE, SIGN AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE RETURN STAMPED ENVELOPE PROVIDED. A PROXY IS REVOCABLE AT ANYTIME BEFORE IT IS VOTED AT THE SPECIAL MEETING BY EXECUTION AND DELIVERY OF A LATER-DATED PROXY CARD; VOTING BY BALLOT AT THE SPECIAL MEETING; OR DELIVERY OF WRITTEN NOTICE TO THE INSPECTORS OF ELECTION IN CARE OF THE SECRETARY OF THE COMPANY AT THE ADDRESS LISTED ABOVE. YOUR PROMPT RETURN OF THE ENCLOSED PROXY CARD WILL BE OF GREAT ASSISTANCE IN PREPARING FOR THE SPECIAL MEETING AND IS THEREFORE STRONGLY REQUESTED.

            FOR SPECIFIC INSTRUCTIONS ON HOW TO VOTE YOUR SHARES, PLEASE REFER TO THE SECTION CONTAINED IN THE PROXY STATEMENT ENTITLED "GENERAL VOTING INFORMATION" AND THE INSTRUCTIONS ON THE ENCLOSED PROXY CARD.

            NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THE PROXY STATEMENT AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

                                                    By Order of the Board:

                                                    Jack E. Thompson
Date: ____________, 2005                            Secretary

            This notice of special meeting, the Proxy Statement and the enclosed proxy are first being distributed to the Company's stockholders on or about _______, 2005.

                           [Horizon Telcom, Inc. Logo]
                              Horizon Telcom, Inc.
                                 Proxy Statement
                         Special Meeting of Stockholders

To the Stockholders of Horizon Telcom, Inc.:

            This proxy statement dated __________, 2005 ("Proxy Statement") and the enclosed proxy card are being mailed to the stockholders of Horizon Telcom, Inc., an Ohio corporation (the "Company"), in connection with the solicitation of proxies by the board of directors (the "Board") of the Company for use at the special meeting (the "Special Meeting") of the stockholders to be held at the offices of Horizon Technology, Inc., 1410 Industrial Drive, Gateway Industrial Park, Chillicothe, Ohio on ____________, 2005 at ___:00 p.m. (Cincinnati time), and at any adjournment or postponement thereof.

            The Company's shares of Class A common stock ("Class A Shares") and Class B common stock ("Class B Shares" and collectively with the Class A shares, the "Shares") are eligible for voting at the Special Meeting. Although the Class B Shares are, as a general matter, non-voting, these shares are entitled to vote at the Special Meeting under Ohio law since the Board is seeking approval of amendments to the Company's Amended and Restated Articles of Incorporation relating solely to the Class B Shares.

            THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE FAIRNESS OR MERITS OF SUCH TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

            NO PERSON IS AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATION NOT CONTAINED IN THIS PROXY STATEMENT AND IF GIVEN OR MADE, SUCH INFORMATION OR REPRESENTATION SHOULD NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY THE COMPANY.

            Statements contained herein that are not purely historical are forward-looking statements, including, but not limited to, statements regarding the Company's expectations, hopes, beliefs, intentions or strategies regarding the future. Forward-looking statements are inherently subject to risks and uncertainties, some of which cannot be predicted or quantified. Actual results could differ materially from those projected in any forward-looking statements as a result of a number of factors, including those detailed in this Proxy Statement. The forward-looking statements are made as of the date of this Proxy Statement and the Company undertakes no obligation to update or revise the forward-looking statements, or to update the reasons why actual results could differ materially from those projected in the forward-looking statements.

            We caution you not to place undue reliance on any forward-looking statements made by, or on behalf of, the Company in this Proxy Statement or in any of our filings with the

Commission or otherwise. Additional information with respect to factors that may cause the results to differ materially from those contemplated by forward-looking statements is included in our current and subsequent filings with the Commission. See "Available Information."

                               SUMMARY TERM SHEET

            The following is a summary of the material terms of the Reverse/Forward Stock Splits (as defined below) upon which the Company's stockholders shall vote at the Special Meeting. While this summary describes what we believe are the most material terms and conditions of the Reverse/Forward Stock Splits, this Proxy Statement contains a more detailed description of the terms and conditions of the Reverse/Forward Stock Splits. We urge you to review this Proxy Statement in its entirety and the documents it incorporates by reference carefully before voting your Shares.

Reverse/Forward Stock Splits

            As used throughout this Proxy Statement, the term "Reverse/Forward Stock Splits" refers to a transaction consisting of the following steps:

      o The Reverse/Forward Stock Splits of the Class B Shares will take effect on the date (the "Effective Date") the Secretary of State of the State of Ohio accepts for filing Certificates of Amendment to our Amended and Restated Articles of Incorporation (one Certificate of Amendment effecting the reverse stock split, the other effecting the forward stock split).

      o On the Effective Date, the Company will first effect a 1-for-125 reverse stock split of the Class B Shares.

      o Each holder of 125 or more Class B Shares immediately before the reverse stock split will receive eight thousandths (0.008) of a Class B Share for each Class B Share so held.

      o Each holder of less than 125 Class B Shares immediately before the reverse stock split will receive cash instead of a fractional Class B Share. The Company will pay each of these holders an amount in cash equal to $165 per Class B Share held by such holder immediately before the reverse stock split.

      o On the Effective Date following the completion of the reverse stock split, the Company will effect a 125-for-1 forward stock split of the Class B Shares. Each holder of 125 or more Class B Shares immediately before the reverse stock split will participate in the forward stock split, which will result in such holder holding the same number of Class B Shares after the forward stock split as held immediately before the reverse stock split.

            Please see the sections of this Proxy Statement entitled "Special Factors--Effects of the Reverse/Forward Stock Splits" and "Reverse/Forward Stock Splits Proposal--Summary and Structure" for a more detailed discussion of the foregoing.

            The Class A Shares will not be included within the Reverse/Forward Stock Splits.

      o The Board has set the cash consideration to be paid for fractional Class B Shares (i.e., less than one whole Class B Share) resulting from the reverse stock split of the Class B Shares at $165 per share (the "Cash Out Price"). The Board made this determination in good faith and received a fairness opinion (the "Fairness Opinion") prepared by Legg Mason Wood Walker, Incorporated (the "Financial Advisor"), an independent financial advisor, and other factors the Board deemed relevant, as described in greater detail in the sections of this Proxy Statement entitled, "Special Factors--Fairness of the Transaction," "Special Factors--Opinion of Financial Advisor" and "Reverse/Forward Stock Splits Proposal--Recommendation of the Board."

      o The Fairness Opinion was delivered to the Board and a special committee (the "Special Transactions Committee") of three (3) independent directors formed to assist the Board in establishing the terms and conditions of the Reverse/Forward Stock Splits. The Fairness Opinion states that based upon and subject to the factors and assumptions set forth therein, the Cash Out Price is fair from a financial point of view, as of December 7, 2004, to those holders whose Class B Shares will be cashed out pursuant to such reverse stock split.

      o The full text of the Fairness Opinion, dated December 7, 2004, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is annexed to this Proxy Statement as Exhibit A. The Company's stockholders should read the Fairness Opinion in its entirety. The Financial Advisor provided the Fairness Opinion for the information and assistance of the Board and Special Transactions Committee in connection with their consideration of the Reverse/Forward Stock Splits. The Fairness Opinion is not a recommendation as to how any stockholder should vote with respect to the Reverse/Forward Stock Splits.

Purposes of and Reasons for the Reverse/Forward Stock Splits

      o The principal purpose of the Reverse/Forward Stock Splits is to acquire for cash Class B Shares from those holders of less than 125 Class B Shares.

      o The Reverse/Forward Stock Splits are intended to reduce the number of holders of record of the Class B Shares to below 300 and thereby enable the Company to terminate the registration of the Class B Shares under Section 12(g) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Company's termination of the registration of the Class B Shares under the Exchange Act does not require the approval of the holders of Class A Shares or Class B Shares and will not be voted upon at the Special Meeting. Upon such termination, the Company's duty to file periodic reports with the Securities and Exchange Commission (the "Commission") will be suspended, and the Company will no longer be classified as a public reporting company. Notwithstanding such termination, the Company will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws. Please see the section of this Proxy Statement entitled "Special Factors--Effects of the Reverse/Forward Stock Splits" for a more detailed discussion of the foregoing.

      o The following are the principal reasons the Board considered in pursuing the Reverse/Forward Stock Splits:

            -- the cost savings of approximately $565,000 per year that the Company expects to realize in the future as a result of the suspension of its periodic reporting obligations under the Exchange Act due to the deregistration of the Class B Shares under the Exchange Act, including the cost savings resulting from no longer being subject to the public company provisions of Sarbanes-Oxley Act of 2002, as amended (the "Sarbanes-Oxley Act");

            -- the additional savings in terms of management's and employees' time that will no longer be spent preparing the periodic reports required of public companies under the Exchange Act and managing stockholder relations and communications;

            --    the  reduced   premiums  for  the  Company's   directors'  and
                  officers' insurance policies as a result of the Company no longer being a public reporting company;

            -- the decrease in expenses resulting from no longer being required to service holders with small positions in the Class B Shares;

            -- the ability of the Company to control the dissemination of certain business information, which is currently disclosed in the Company's periodic reports and accordingly available to the Company's competitors, vendors, customers and other interested parties, potentially to the Company's detriment;

            -- the ability of the Company to gain greater operational flexibility by being able to focus on long-term growth without an undue emphasis on current earnings and other short-term metrics;

            -- the belief of the Board that the Reverse/Forward Splits constitute the most expeditious, efficient, cost effective and fairest method to convert the Company from a public reporting company to a privately-held, non-reporting company in comparison to other alternatives considered by the Board;

            -- the fact that the Company has not realized many of the benefits normally presumed to result from being a public reporting company (such as enhanced stockholder value, enhanced corporate image, access to capital markets, active trading market, analysts' reports, ability to use company stock to attract, retain and incentivize employees, and ability to use company stock as currency for acquisitions) due to the relatively limited liquidity of the Class A Shares and Class B Shares; and

            -- the ability to provide holders of less than 125 Class B Shares with liquidity, without the payment of brokerage commissions or other transaction fees, by allowing them to liquidate their Class B Shares for cash at a fair market value.

            Please see the sections of this Proxy Statement entitled "Special Factors--Purpose of the Reverse/Forward Stock Splits" and "Special Factors--Reasons for the Reverse/Forward Stock Splits" for a more detailed discussion of the foregoing.

Fairness of the Transaction

      o The Company, Board and Special Transactions Committee believe that the Reverse/Forward Stock Splits are in the best interest of the Company and are substantively and procedurally fair to the affiliated and unaffiliated holders of Class A Shares and Class B Shares, including both those holders ("Cashed Out Holders") whose Class B Shares will be cashed out pursuant to the Reverse/Forward Stock Splits and those ("Continuing Holders") who will remain holders of Class B Shares after the Reverse/Forward Stock Splits.

      o Each of the Board and the Special Transactions Committee has unanimously approved the Reverse/Forward Stock Splits.

      o The Special Transactions Committee was authorized to engage, and did engage, (i) the Financial Advisor to render a fairness opinion and
            (ii) independent legal counsel to furnish advice regarding the fiduciary obligations of the Special Transactions Committee.

      o The Financial Advisor rendered a fairness opinion stating that the Cash Out Price is fair from a financial point of view.

      o The Cash Out Price represents a premium of 90% over the (i) closing price for the Class B Shares on August 18, 2004 (i.e., the date immediately preceding the date on which the Reverse/Forward Stock Splits were first publicly announced) and (ii) average closing price of the Class B Shares over the 30 trading days prior to and including August 18, 2004.

      o The Board and Special Transactions Committee have each reviewed and considered the analyses and conclusions of the Financial Advisor contained in the Fairness Opinion.

            Please see the sections of this Proxy Statement entitled "Special Factors-- Fairness of the Transaction," "Opinion of Financial Advisor," and "Reverse/Forward Stock Splits Proposal--Recommendation of the Board" for a more detailed discussion of the foregoing.

Certain Federal Income Tax Consequences

            As a result of the Reverse/Forward Stock Splits, no gain, loss or deduction will be recognized by the Company or the holders of Class A Shares for federal income tax purposes. Continuing Holders will not recognize any gain or loss for federal income tax purposes. Cashed Out Holders will generally recognize a gain or loss for federal income tax purposes equal to the difference between the amount of cash received and the aggregate tax basis in the Class B Shares that are redeemed for cash. Please see the section of this Proxy Statement entitled "Reverse/Forward Stock Splits Proposal--Material Federal Income Tax Consequences" for a more detailed discussion of the foregoing.

Unavailability of Appraisal or Dissenters' Rights

            A holder of Class B Shares does not have the right under Ohio law, which governs the Reverse/Forward Stock Splits, or the Company's Amended and Restated Articles of Incorporation or Code of Regulations to demand the appraised value of such shares or any other dissenters' rights if such holder votes against the Reverse/Forward Stock Splits. Please see the section of this Proxy Statement entitled "Reverse/Forward Stock Splits Proposal--Unavailability of Appraisal or Dissenters' Rights" for a more detailed discussion of the foregoing.

Escheat Laws

            All cash amounts payable to Cashed Out Holders will be subject to applicable state laws relating to abandoned property. Please see the section of this Proxy Statement entitled "Reverse/Forward Stock Splits Proposal--Escheat Laws" for a more detailed discussion of the foregoing.

                                TABLE OF CONTENTS

SUMMARY TERM SHEET.............................................................3
SPECIAL FACTORS................................................................9
Purpose of the Reverse/Forward Stock Splits....................................9
Reasons for the Reverse/Forward Stock Splits...................................9
Effects of the Reverse/Forward Stock Splits...................................12
Alternatives to the Reverse/Forward Stock Splits..............................16
Fairness of the Transaction...................................................17
OPINION OF FINANCIAL ADVISOR..................................................23
GENERAL VOTING INFORMATION....................................................30
Stockholders Entitled to Vote at the Special Meeting..........................30
How to Vote Your Shares.......................................................31
How to Revoke Your Proxy......................................................31
Voting at Special Meeting.....................................................31
Vote Required to Approve Each Item............................................31
REVERSE/FORWARD STOCK SPLITS PROPOSAL.........................................32
Summary and Structure.........................................................32
Background of the Reverse/Forward Stock Splits................................33
Potential  Detriments of the Reverse/Forward Stock Splits to Stockholders.....37
Financial Information.........................................................37
Recommendation of the Board...................................................45
Stock Certificates............................................................45
Material Federal Income Tax Consequences......................................46
Unavailability of Appraisal or Dissenters' Rights.............................49
Reservation of Rights.........................................................49
Price Range of Class A Shares and Class B Shares..............................49
Dividends on Class B Shares...................................................50
Escheat Laws..................................................................50
Regulatory Approvals..........................................................50
Interest of Certain Persons in Matters to be Acted Upon.......................50
OTHER MATTERS.................................................................53
PERSONS MAKING THE PROXY SOLICITATION AND THE COSTS ASSOCIATED THEREWITH......53
PROPOSALS OF STOCKHOLDERS.....................................................54
COMMISSION HOUSEHOLDING RULES.................................................54
INFORMATION ABOUT THE COMPANY.................................................54
Business Overview.............................................................54
Management of the Company.....................................................54
AVAILABLE INFORMATION.........................................................57
INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE...............................57
EXHIBIT A -- FAIRNESS OPINION
EXHIBIT B -- FORM OF REVERSE STOCK SPLIT AMENDMENT
EXHIBIT C -- FORM OF FORWARD STOCK SPLIT AMENDMENT

                                 SPECIAL FACTORS

Purpose of the Reverse/Forward Stock Splits

            The purpose of the Reverse/Forward Stock Splits is to acquire for cash Class B Shares from Cashed Out Holders (i.e., those holders who immediately before the Reverse/Forward Stock Splits hold fewer than 125 Class B Shares). The purchase price is $165 per Class B Share owned by Cashed Out Holders immediately before the Reverse/Forward Stock Splits. The Reverse/Forward Stock Splits have been structured to enable the Cashed Out Holders to receive cash for all of their Class B Shares without having to pay brokerage commissions or other transaction fees, as we will pay all transaction costs in connection with the Reverse/Forward Stock Splits.

Reasons for the Reverse/Forward Stock Splits

Reduced Costs and Expenses

            We incur direct and indirect costs associated with compliance with the Exchange Act's filing and reporting requirements imposed on public companies. The cost of this compliance has increased significantly with the implementation of the public company provisions of the Sarbanes-Oxley Act. In addition, we pay substantially higher premiums for our directors' and officers' insurance policies as a public reporting company than we would if we were not registered under the Exchange Act. We also incur substantial indirect costs as a result of, among other things, the executive time expended to prepare and review our public filings.

            The Board believes that by deregistering the Class B Shares and suspending the Company's periodic reporting obligations under the Exchange Act, the Company will experience recurring annual cost savings of approximately $565,000, consisting of (i) $315,000 in fees and expenses historically incurred (other than those relating to the Sarbanes-Oxley Act) and (ii) $250,000 in fees that would otherwise be expected to be incurred annually due to compliance with the requirements imposed by the Sarbanes-Oxley Act. In addition, the Board believes deregistering the Class B Shares will also provide the Company with a non-recurring savings of approximately $775,000 in fees and expenses that would otherwise be expected to be incurred due to initial compliance with requirements of the Sarbanes-Oxley Act. Such estimated fees are further described in greater detail below:

HISTORICAL FEES:

Legal fees:                                                   $100,000
Printing, mailing and filing costs:                           $ 20,000
Audit fees:                                                   $ 45,000
Internal personnel fees:                                      $150,000
                                                              --------
Total:                                                        $315,000

NON-RECURRING SARBANES-OXLEY ACT COMPLIANCE FEES:

Third party planning, testing & documentation:                $500,000
Audit fees:                                                   $200,000
Internal personnel fees:                                      $ 75,000
                                                              --------
Total:                                                        $775,000

RECURRING SARBANES-OXLEY ACT COMPLIANCE FEES:

Legal fees:                                                   $ 25,000
Audit fees:                                                   $150,000
Internal personnel fees:                                      $ 75,000
                                                              --------
Total:                                                        $250,000

            Such estimated cost savings reflect, among other things: (i) a reduction in auditing and related fees; (ii) a reduction in legal fees related to securities law compliance; (iii) the elimination of costs associated with filing periodic reports and other documents (such as proxy statements) with the Commission; (iv) the savings in fees charged by the Company's transfer agent (the "Transfer Agent"), National City Bank of Ohio, that are expected because of the reduction in the number of stockholder accounts to be handled by the Transfer Agent; (v) the lower printing and mailing costs attributable to such reduction and the less complicated and extensive disclosure required by our private status; (vi) the reduction in management time spent on compliance and disclosure matters attributable to our Exchange Act filings; (vii) the lower risk of liability that is associated with non-reporting (as distinguished from public reporting) company status and the reduced premiums for directors' and officers' liability insurance expected to result; (viii) the cost savings due the Company's not being subject to the public company provisions of the Sarbanes-Oxley Act; and (ix) the reduction in direct miscellaneous clerical and other expenses.

            The cost savings figures set forth above are only estimates. The actual savings we realize from going private may be higher or lower than such estimates. Estimates of the annual savings to be realized if the Reverse/Forward Stock Splits are consummated are based upon the (i) actual costs to us of the services and disbursements in each of the categories listed above that were reflected in our recent financial statements and (ii) allocation to each category of management's estimates of the portion of the expenses and disbursements in such category believed to be solely or primarily attributable to our public reporting company status.

            It is important to note that in addition to the above-referenced annual estimated cost savings, the consummation of the Reverse/Forward Stock Splits and the subsequent deregistration of the Class B Shares under the Exchange Act would result in a significant one-time cost savings due to the Company not being subject to the new internal control audit requirements imposed by Section 404 of the Sarbanes-Oxley Act. Preparing the Company to be able to comply with Section 404 of the Sarbanes-Oxley Act would require significant expenditures including, without limitation, fees to third parties for compliance planning, assessment, documentation and testing.

            In some instances, management's cost saving expectations were based on information provided or upon verifiable assumptions. For example, our auditors have informed us, informally, that there will be a reduction in auditing fees if we cease to be a public reporting company due to the elimination of fees for interim services. In addition, the costs associated with retaining legal counsel to assist with complying with the Exchange Act reporting requirements will be eliminated if we no longer file reports with the Commission and are otherwise not required to comply with the disclosure requirements that apply to public reporting companies.

Operational Flexibility

            Another reason for the Reverse/Forward Stock Splits relates to operational flexibility. The Board believes that effecting the Reverse/Forward Stock Splits and ceasing to be a public reporting company would enable management to concentrate its efforts on the long-term growth of the Company's business free from the constraints of public ownership, which the Board believes often places undue emphasis on quarter-to-quarter earnings at the expense of long-term growth. The Board believes that the Company will benefit if business decisions can be made with a view toward long-term growth and with less emphasis on the effect of decisions upon current earnings and other short-term metrics.

Benefits Normally Associated with Public Reporting Company Status Have Not Been Realized

            A significant reason for the Reverse/Forward Stock Split relates to the Company not realizing many of the benefits normally presumed to result from being a public reporting company, such as the following:

      o A typical advantage of being a public company comes from the ability to use company stock, as opposed to cash or other consideration, to effect acquisitions. The Company has not found the occasion to acquire other businesses using stock as consideration and does not presently intend to do so.

      o Public companies can also obtain financing by issuing securities in a public offering. The Company has not accessed the capital markets in such a manner in recent years and does not presently intend to do so.

      o Public companies often endeavor to use company stock to attract, retain and incentivize employees. In recent years, due to the limited liquidity of the Class A Shares and Class B Shares, the Company has found limited success in using the Class A Shares and Class B Shares in such a manner.

      o An enhanced corporate image often accompanies public company status. The Company has determined that due to its size and other factors, the Company has not enjoyed an appreciable enhancement in corporate image as a result of its public company status.

Ability to Control the Dissemination of Certain Business Information

            Currently,  the  disclosure  contained  in our Exchange Act filings,
including   information   related  to  our  business  operations  and  financial
condition, is available to the public and thus can be readily analyzed by various interested parties, such as our competitors, vendors and customers. These entities can potentially use the Company's publicly disclosed information to the detriment of the Company. In addition, the current public disclosure of information puts the Company at a competitive disadvantage compared to the Company's non-public competitors, in part because the Company does not have access to similar information concerning those companies. Upon the termination of the registration of the Class B Shares under the Exchange Act and the suspension of our duty to file periodic reports with the Commission, we will be better able to control the dissemination of certain business information.

            In light of the foregoing, the Board believes the benefits associated with maintaining our status as a public reporting company and maintaining our small Class B Share accounts are substantially outweighed by the associated financial and operational costs. The Board believes that it is in the best interest of the Company to eliminate the administrative burden and costs associated with maintaining its status as a public reporting company and its small Class B Share accounts.

Reasons for the Forward Stock Split

            The forward stock split, which is scheduled to occur immediately after the reverse stock split, is intended to (i) prevent the Class B Shares from having an unusually high per share value, which would tend to further decrease the liquidity of the Class B Shares and (ii) avoid adjusting the exercise price of any awards previously granted under the Company's 1999 Stock Option Plan.

Effects of the Reverse/Forward Stock Splits

            If the Reverse/Forward Stock Splits are consummated, we intend to apply for termination of registration of the Class B Shares under the Exchange Act as soon as practicable after completion of the Reverse/Forward Stock Splits. The Reverse/Forward Stock Splits are expected to reduce significantly the number of holders of record of the Class B Shares from approximately 720 to approximately 240. The Class A Shares and Class B Shares have traded principally in local transactions without the benefit of an established public trading market or an organized system for reporting prices paid, such as the Pink Sheets(R) (i.e., a centralized quotation service that collects and publishes market maker quotes for securities). The completion of the Reverse/Forward Stock Splits and the termination of our reporting obligations under the Exchange Act will likely cause the existing limited trading market for the Class A Shares and Class B Shares to be further reduced or eliminated.

Effects on Class B Shares

            There will be no differences with respect to dividend, voting, liquidation or other rights associated with the Class B Shares before and after the Reverse/Forward Stock Splits. The Reverse/Forward Stock Splits will have no net effect upon the exercise price of, or the number of Class B Shares subject to, any outstanding option or warrant. The fractional Class B Shares purchased by the Company as part of the Reverse/Forward Stock Splits will be held in the Company's treasury.

Effects on Class A Shares

            The Class A Shares will not be included within the Reverse/Forward Stock Splits. Accordingly, there will be no difference with respect to dividend, voting, liquidation or other rights associated with the Class A Shares before and after the Reverse/Forward Stock Splits. The Class A Shares are not registered under the Exchange Act.

Effects on Cashed Out Holders

            If the Reverse/Forward Stock Splits are implemented, Cashed Out Holders (i.e., holders of less than 125 Class B Shares immediately before the consummation of the Reverse/Forward Stock Splits):

      o Will not have the opportunity to liquidate their Class B Shares at a time and for a price of their choosing;

      o Will not receive a fractional Class B Share as a result of the Reverse/Forward Stock Splits;

      o Will instead receive cash, in a taxable transaction, equal to $165 for each Class B Share held immediately before the Reverse/Forward Stock Splits in accordance with the procedures described in this Proxy Statement;

      o Will have no further ownership interest in the Company on account of Class B Shares;

      o Will not have to pay any brokerage commissions or other transaction fees in connection with the Reverse/Forward Stock Splits; and

      o Will not receive any interest on cash payments owed as a result of the Reverse/Forward Stock Splits.

            For a discussion of the federal income tax consequences of the Reverse/Forward Stock Splits, please see the section of this Proxy Statement entitled "Reverse/Forward Stock Splits Proposal--Material Federal Income Tax Consequences."

            NOTE: If you would otherwise be a Cashed Out Holder as a result of holding less than 125 Class B Shares, but you would rather continue to hold Class B Shares after the Reverse/Forward Stock Splits and not be cashed out, you may do so by taking either of the following actions far enough in advance so that it is complete by the Effective Date:

1. Purchase a sufficient number of additional Class B Shares, to the extent available, on the open market and have them registered in your name and consolidated with your current record account, if you are a record holder, or have them entered in your account with a nominee (such as your broker or bank) in which you hold your current shares so that you hold at least 125 Class B Shares in your record account immediately before the Effective Date. Due to the limited trading market for Class B Shares, however, you may have difficulty purchasing enough Class B Shares to remain a stockholder of the Company.

2. If applicable, consolidate your accounts so that together you hold at least 125 Class B Shares in one record account immediately before the Effective Date.

Effects on Continuing Holders

            If the Reverse/Forward Stock Splits are implemented, Continuing Holders (i.e., holders of 125 or more Class B Shares immediately before the Reverse/Forward Stock Splits):

      o Will not be affected in terms of the number of Class B Shares held before and after the Reverse/Forward Stock Splits;

      o     Will not receive cash for any portion of their Class B Shares;

      o Will likely experience a further reduction in liquidity with respect to the Class A Shares and Class B Shares; and

      o Will not experience a significant increase in their respective ownership percentages of Class B Shares.

Upon the termination of the registration of the Class B Shares under the Exchange Act, the Class A Shares and Class B Shares will cease to be eligible for trading on any securities market, except the Pink Sheets(R). This source of liquidity has historically not been available to the Company. In order for the Class A Shares and Class B Shares to be quoted on the Pink Sheets(R), one or more broker-dealers would need to act as market makers and sponsor the Class A Shares and Class B Shares on the Pink Sheets(R). Following the consummation of the Reverse/Forward Stock Splits and the absence of current information about the Company being filed under the Exchange Act, there can be no assurance that any broker-dealer would be willing to act as a market maker in the Class A Shares or Class B Shares. There is also no assurance that Class A Shares or Class B Shares will be available for purchase or sale after the Reverse/Forward Stock Splits.

Effects on Holders with Certificated Class B Shares

            If you are a Cashed Out Holder with a stock certificate representing your Class B Shares, you will receive a letter of transmittal from us as soon as practicable after the Reverse/Forward Stock Splits are effected. The letter of transmittal will contain instructions on how to surrender your existing certificate(s) to the Transfer Agent for your cash payment. You will not receive your cash payment until you surrender your outstanding certificate(s) to the Transfer Agent, together with a completed and executed copy of the letter of transmittal. Please do not send your certificate(s) until you receive your letter of transmittal.

            If you are a Continuing Holder with a stock certificate representing your Class B Shares, your stock certificate will continue to evidence ownership of the same number of Class B Shares as is set forth on the face of the certificate.

Effects on the Company and its Executive Officers, Directors and Affiliates

            If consummated, the Reverse/Forward Stock Splits will affect the registration of the Class B Shares under the Exchange Act, as we intend to apply for termination of such registration as soon as practicable after the Reverse/Forward Stock Splits. Upon such termination, our duty to file periodic reports with the Commission will be suspended, and we will no longer be classified as a public reporting company. In addition, we will be relieved of the obligation to comply with the requirements of the proxy rules under Section 14 of the Exchange Act. Our executive officers, directors and stockholders owning more than ten percent (10%) of the Class B Shares will be relieved from complying with the stock ownership reporting requirements and "short swing profit" trading restrictions under Section 16 of the Exchange Act, as well as many of the provisions of the Sarbanes-Oxley Act. Our affiliates will lose the ability to dispose of their Class A Shares and Class B Shares pursuant to Rule 144 under the Securities Act of 1933, as amended (the "Securities Act"). Notwithstanding the foregoing, we will continue to be subject to the general anti-fraud provisions of federal and applicable state securities laws.

            The Reverse/Forward Stock Splits will reduce significantly the number of stockholders of the Company. The completion of the Reverse/Forward Stock Splits and the termination of our reporting obligations under the Exchange Act will render the Class A Shares and Class B Shares ineligible for listing or quotation on any stock exchange or other automated quotation system, except the Pink Sheets(R). As a result, the existing limited trading market for the Class A Shares and Class B Shares will likely be further reduced or eliminated. This reduction or elimination may result in the Company having less flexibility in attracting and retaining executives and other employees since equity-based incentives (such as stock options) tend not to be viewed as having the same value in a private company.

            We have no current plans to issue Class A Shares or Class B Shares after the Reverse/Forward Stock Splits other than pursuant to our existing 1999 Stock Option Plan, but we reserve the right to do so at any time and from time to time at such prices and on such terms as the Board determines to be in the best interest of the Company. Holders of Class A Shares will have preemptive rights with respect to future issuances of our equity securities other than Class B Shares. Holders of Class B Shares will not have any preemptive or other preferential rights to purchase any of our equity securities that we may issue in the future, unless such rights are specifically granted to such holders.

            While the Company has no present plan to do so, after the Reverse/Forward Stock Splits have been consummated, the Company may, from time to time, repurchase Class A Shares and Class B Shares pursuant to an odd-lot repurchase program, privately negotiated sales or other transactions. Whether or not the Company seeks to purchase shares in the future will depend on a number of factors, including the Company's financial condition, operating results and available capital at the time.

            We expect that upon the completion of the Reverse/Forward Stock Splits, the Class B Shares beneficially owned by our executive officers and directors will comprise approximately 42.2% of the then outstanding Class B Shares, as compared to approximately 40.3% of the Class B Shares outstanding immediately prior to the Reverse/Forward Stock Splits.

            We expect our business and operations to continue as they are presently being conducted and, except as disclosed in this Proxy Statement, the Reverse/Forward Stock Splits are not anticipated to have any effect upon the conduct of our business. The Company expects to realize time and cost savings as a result of terminating its public company status. The Company intends to invest those savings in other areas of its business operations with the hope of improving service for its customers and the Company's profitability. Other than as described in this Proxy Statement, neither the Company nor its management has any current plans or proposals to effect any extraordinary corporate transaction (such as a merger, reorganization or liquidation); to sell or transfer any material amount of the Company's assets; to change the composition of the Board or the Company's management; to change materially the Company's indebtedness or capitalization; to change the Company's dividend policy; or otherwise to effect any material change in the Company's corporate structure or business.

Alternatives to the Reverse/Forward Stock Splits

            In making the determination to proceed with the Reverse/Forward Stock Splits, the Board considered the potential feasibility of certain other alternative transactions, as described below:

      o Management Buyout. The Board considered, as a possible alternative to the Reverse/Forward Stock Splits, the feasibility of a transaction in which all or a portion of the senior executive officers of the Company would form an acquisition vehicle to secure financing and purchase the Shares of the Company's unaffiliated stockholders. None of the executive officers of the Company, however, was interested in engaging in such a transaction.

      o Issuer Tender Offer. The Board considered the feasibility of an issuer tender offer to repurchase Class B Shares. A principal disadvantage of this type of transaction is that, due to its voluntary nature, the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered. Moreover, the going private rules regarding the treatment of stockholders in a tender offer, including pro rata acceptance of offers from stockholders, make it difficult to ensure that the Company would be able to significantly reduce the number of the holders of record of the Class B Shares. In terms of timing, this type of transaction, especially after giving effect to any extensions of deadlines for tendering, would likely necessitate a longer time frame than that of a reverse stock split. As a result of these disadvantages, the Board determined not to pursue this alternative.

      o Traditional Stock Repurchase Program. The Board considered a plan whereby the Company would periodically repurchase Class B Shares on the open market at then-current market prices. The Board rejected this type of transaction since repurchasing enough shares in this manner so as to enable the Company to deregister under the Exchange Act would likely take an extended period of time, have no assurance of success and be of undeterminable cost.

      o Odd-Lot Repurchase Program. The Board considered the feasibility of a transaction whereby the Company would announce to its stockholders that it would repurchase, at a designated price per share, Class B Shares held by any holder of less than a specified number of shares (such as 100). A principal disadvantage of this type of transaction is that, due to its voluntary nature, the Company would have no assurance that the transaction would result in a sufficient number of shares being tendered. In terms of timing, this type of transaction, especially after giving effect to any extensions of deadlines for tendering, would likely necessitate a longer time frame than that of a reverse stock split. As a result of these disadvantages, the Board rejected this alternative.

      o Maintaining the Status Quo. The Board considered maintaining the status quo. In that case, the Company would continue to incur the expenses of being a public reporting company without enjoying the benefits traditionally associated with public company status. The Board believes that maintaining the status quo is not in the best interest of the Company and rejected this alternative.

Fairness of the Transaction

            The Company is seeking approval of the Reverse/Forward Stock Splits through a formal stockholders' meeting. This approval mechanism is intended to afford the Company's stockholders with the time and opportunity to express their views regarding the Reverse/Forward Stock Splits.

            No appraisal or dissenters' rights are available under Ohio law, or the Company's Amended and Restated Articles of Incorporation or Code of Regulations to stockholders who dissent from the Reverse/Forward Stock Splits. The Company has not specifically provided unaffiliated stockholders with access to its corporate files or with an opportunity to obtain counsel or appraisal services at the Company's expense. In addition, no unaffiliated representative was retained by the Company to act solely on behalf of the unaffiliated stockholders in connection with the Reverse/Forward Stock Splits to negotiate the terms and conditions thereof or prepare a report concerning their fairness because each of the Board and the Special Transactions Committee views the (i) Fairness Opinion, (ii) need to obtain the affirmative vote of the holders of at least two-thirds (2/3) of the (a) Class A Shares and (b) Class B Shares, voting separately as a class, and (iii) other matters discussed in this Proxy Statement as affording adequate procedural safeguards to unaffiliated stockholders without the extraordinary expense of multiple financial or legal advisors.

            The Reverse/Forward Stock Splits are not structured in such a way so as to require the approval of at least a majority of the unaffiliated stockholders of the Company. Each of the Board and the Special Transactions Committee based its decision not to seek such approval due to the (i) supermajority vote (i.e., affirmative vote of two-thirds (2/3) of the Class A Shares and Class B Shares) required for approval of the Reverse/Forward Stock Splits; (ii) Reverse/Forward Stock Splits' treatment of affiliated holders of Class B Shares in the same manner as unaffiliated holders of Class B Shares; and
(iii) prohibition against the disparate treatment of shares of the same class or series contained in the Ohio General Corporation Law. In determining not to seek such approval, each of the Board and the Special Transactions Committee was aware that the executive officers and directors of the Company, who together own approximately 41.1% and 40.3%, respectively, of the voting power of the Class A Shares and Class B Shares outstanding and entitled to vote at the Special Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Splits at the Special Meeting. Except for the unanimous vote of the Board to approve the Reverse/Forward Stock Splits, the Company is not aware that any of its executive officers, directors or affiliates has made a recommendation either in support of or opposed to the Reverse/Forward Stock Splits.

            In order to provide a fair consideration of the terms and conditions of the Reverse/Forward Stock Splits, the Board created the Special Transactions Committee consisting of independent directors John E. Herrnstein, Joel Gerber and Jerry B. Whited. Messrs. Herrnstein, Gerber and Whited have served on the Board since 1996, 2003 and 2001, respectively, and are familiar with the Company's business and prospects. These individuals also constitute all of the members of the Company's audit committee. Neither Mr. Gerber nor Mr. Whited beneficially owns any Class A Shares or Class B Shares. As of the date of this Proxy Statement, Mr. Herrnstein beneficially owned 105 Class A Shares and 495 Class B Shares.

            Messrs. Herrnstein, Gerber and Whited are "independent directors" as defined by Rule 4200(a)(14) of the National Association of Securities Dealers' listing standards. None of the members of the Special Transactions Committee is currently, nor in the past three years has been, employed as an officer or employee of the Company or held any other relationship which, in the opinion of the Board, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director.

            The Special Transactions Committee was empowered by the Board to assist the Board in establishing the terms and conditions of the Reverse/Forward Stock Splits. The Special Transactions Committee was also empowered by the Board to engage advisors to assist the committee members in connection therewith. The Special Transactions Committee retained the services of the Financial Advisor to provide a written opinion with respect to the fairness, from a financial point of view, of the consideration to be paid to Cashed Out Holders. The Special Transactions Committee also retained the services of independent legal counsel to advise the committee members with respect to their fiduciary obligations. Each member of the Special Transactions Committee was present at all meetings of the Special Transactions Committee.

            The Board and the Special Transactions Committee each believe that the Reverse/Forward Stock Splits are in the best interest of the Company and are substantively and procedurally fair to the affiliated and unaffiliated holders of Class A Shares and Class B Shares, including the Cashed Out Holders and Continuing Holders. After studying the Reverse/Forward Stock Splits and their anticipated effects on holders of Class B Shares, the Board and the Special Transactions Committee each unanimously approved the Reverse/Forward Stock Splits.

            Each of the Board and the Special Transactions Committee considered the factors in support of and in opposition to the Reverse/Forward Stock Splits discussed below in reaching its conclusion as to the substantive fairness of the Reverse/Forward Stock Splits. The Board and the Special Transactions Committee did not assign specific weight to the following factors in a formulaic fashion, but each did place special emphasis on the opportunity for unaffiliated holders of Class B Shares to sell their shares at a significant premium, as well as the significant cost and time savings for the Company.

Factors in Support of the Reverse/Forward Stock Splits

1. Opportunity for Holders of Less than 125 Class B Shares to Sell at a Significant Premium

            Given the lack of liquidity with respect to the Class B Shares, the Board and the Special Transactions Committee believed that the trading price of the Class B Shares was not necessarily an accurate indicator of the "fair value" of the Class B Shares. In light of the foregoing, the Financial Advisor was retained by the Special Transactions Committee to assist it in considering the Reverse/Forward Stock Splits.

            The Cash Out Price of $165 per Class B Share owned by a Cashed Out Holder represents a premium of 90% premium over the (i) closing price for the Class B Shares on August 18, 2004 (i.e., the date immediately preceding the date on which the Reverse/Forward Stock Splits were first publicly announced) as reported on the Pink Sheets(R), which was $87 per share, and (ii) average closing price of the Class B Shares over the 30 trading days prior to and including August 18, 2004 as reported on the Pink Sheets(R), which was $87 per share. During such 30-trading day period, a total of approximately 2,200 Class B Shares were traded in five (5) separate transactions. The Special Transactions Committee accepted the proposal made by the management of the Company that $165 per share be established as the Cash Out Price for the Class B Shares. The Special Transactions Committee, in the exercise of its business judgment, adopted such recommendation since the Cash Out Price for the Class B Shares represented fair consideration at a significant premium to the current and historical market prices of the Class B Shares while also being consistent with the valuation analysis of the Financial Advisor.

            The Board and the Special Transactions Committee believe that the Cash Out Price is fair to the Cashed Out Holders. There are no indications that without effecting the Reverse/Forward Stock Splits the market price for the Class B Shares would meet or exceed the Cash Out Price at any time in the foreseeable future. Each of the Board and Special Transactions Committee determined the Reverse/Forward Stock Splits are fair to Cashed Out Holders in part because they provide Cashed Out Holders with an opportunity to liquidate their holdings of Class B Shares, without payment of brokerage commissions or other transaction fees, at a premium above the current and historical market prices of the Class B Shares.

            While performing its analysis for the Fairness Opinion, the Financial Advisor selected the valuation analyses (i.e., Comparable Public Company, Comparable M&A Transaction and Discounted Cash Flow) it deemed most relevant based on its knowledge of the Company and the Company's expressed intent to continue as an operating entity and not liquidate. Please see "Opinion of Financial Advisor" for a discussion of these analyses.

            Neither the Board nor the Special Transactions Committee considered the Company's net book value or liquidation value material or relevant in the context of the Reverse/Forward Stock Splits. Neither the Board nor the Special Transactions Committee calculated the Company's liquidation value, on a per share basis or otherwise. Although not calculated by the Board or Special Transactions Committee, the liquidation value of the Company would likely reflect an arbitrarily low valuation, and thus using liquidation value to help set the Cash Out Price would have supported a price lower than the price the Board and Special Transactions Committee believed would be appropriate in light of their desire to ensure that Cashed Out Holders receive fair value for their Class B Shares.

            The Board and Special Transactions Committee believe that the Company's net book value per share does not properly reflect the Company's earnings stream and cash flow, two factors such persons consider critical for a meaningful valuation of the Class B Shares. Net book value is an accounting construct, the calculation of which is determined in accordance with United States generally accepted accounting principles. Net book value is based on the historical cost of a company's assets, and it may or may not properly reflect the economic value to a company's stockholders of those assets or of such company on a going concern basis. Such economic value is customarily determined based on the company's prospective earnings and net cash flow on a going-forward basis. Thus, the Financial Advisor based its analysis on the Company's historical and prospective operating performance. As set forth in greater detail in the section of this Proxy Statement entitled "Reverse/Forward Stock Splits Proposal--Financial Information--Summary Financial Information," the Company's book value per Class B Share as of September 30, 2004 was negative $1,207. The Board and Special Transactions Committee believe that the valuation range of the Class B Shares, as determined by the Financial Advisor, as well as the market price of the Class B Shares on September 30, 2004 (i.e., $87 per share), are significantly greater than the aforesaid book value per Class B Share due to the inclusion of Horizon PCS, Inc., a former subsidiary of the Company.

            The disparity between the Company's book value per Class B Share as of September 30, 2004 and the valuation range of the Class B Shares, as determined by the Financial Advisor on a going concern basis, as well as the market price of the Class B Shares on September 30, 2004 are due mainly to the fact that the book value is reflective of the Company's cumulative historical earnings and the other values are based on the anticipated or projected earnings capability of the Company. The book value of the Company is also further reduced by the historical losses from Horizon PCS, Inc., a former subsidiary of the Company no longer included in the results of operations of the Company.

2.    Significant Cost and Time Savings for the Company

            By deregistering the Class B Shares and suspending our periodic reporting obligations under the Exchange Act, we expect to realize recurring annual cost savings of approximately $565,000, consisting of (i) $315,000 in fees and expenses historically incurred (other than those relating to the Sarbanes-Oxley Act) and (ii) $250,000 in fees that would otherwise be expected to be incurred annually due to compliance with the requirements imposed by the  Sarbanes-Oxley  Act. In addition,  we expect  deregistering  the Class B
Shares will also provide the Company with a non-recurring savings of approximately $775,000 in fees and expenses that would otherwise be expected to be incurred due to compliance with requirements of the Sarbanes-Oxley Act. The termination of our reporting obligations under the Exchange Act will also alleviate a significant amount of time and effort previously required of our executive officers to prepare and review the reports required to be filed under the Exchange Act. See "Special Factors--Reasons for the Reverse/Forward Stock Splits" for a more detailed discussion of these cost savings.

3.    Equal Treatment of Affiliated and Unaffiliated Holders of Class B Shares

            The Reverse/Forward Stock Splits will not impact affiliated holders of Class B Shares differently from unaffiliated holders of Class B Shares on the basis of affiliate status. The sole determining factor in whether a holder of Class B Shares will become a Cashed Out Holder or Continuing Holder as a result of the Reverse/Forward Stock Splits is the number of Class B Shares held by such holder immediately prior to the Reverse/Forward Stock Splits.

4.    No Effect Upon Voting Power

            The Reverse/Forward Stock Splits will have no effect upon the voting power of the Company's stockholders. Although the Class B Shares are eligible for voting at the Special Meeting, these shares, as a general matter, are non-voting. The vote of the Class B Shares is required only under a limited number of special circumstances prescribed by the Ohio General Corporation Law. Absent these special circumstances, the Class A Shares are the only equity securities of the Company eligible to vote upon matters submitted by the Board for stockholder approval. The Class A Shares will not be included within the Reverse/Forward Stock Splits.

5.    No Material Change in Percentage Ownership of Executive Officers and
      Directors

            Since only an estimated 12,000 out of 271,983 outstanding Class B Shares will be eliminated as a result of the Reverse/Forward Stock Splits, the percentage ownership of the Continuing Holders will be approximately the same as it was prior to the Reverse/Forward Stock Splits. For example, our executive officers and directors currently beneficially own approximately 40.3% of the outstanding Class B Shares, and will beneficially own approximately 42.2% of the outstanding Class B Shares following completion of the Reverse/Forward Stock Splits. The Class A Shares will not be included within the Reverse/Forward Stock Splits.

6. Potential Ability to Control Decision to Remain a Holder of Class B Shares or Liquidate Class B Shares

            Another factor considered by the Board and Special Transactions Committee in determining the fairness of the Reverse/Forward Stock Splits to the holders of the Class B Shares is that current holders of fewer than 125 Class B Shares can seek to remain stockholders of the Company following the Reverse/Forward Stock Splits by acquiring additional shares so that they own at least 125 Class B Shares immediately before the Reverse/Forward Stock Splits. Conversely, stockholders that own 125 or more Class B Shares who desire to liquidate their shares in connection with the Reverse/Forward Stock Splits at the premium price offered can seek to reduce their holdings to less than 125 Class B Shares by selling shares prior to the Reverse/Forward Stock Splits. The Board and Special Transactions Committee did not place undue emphasis on this factor due to the limited trading market for the Class B Shares.

Factors Not in Support of the Reverse/Forward Stock Splits

1.    Substantial or Complete Reduction of Public Sale Opportunities

            Following the Reverse/Forward Stock Splits and the deregistration of the Class B Shares under the Exchange Act, we anticipate that the public market for Class A Shares and Class B Shares will be substantially reduced or eliminated altogether. The Board and the Special Transactions Committee, however, considered this factor to be a minor consequence since the Class A
Shares and Class B Shares historically have traded principally in local transactions without the benefit of an established public trading market or an organized system for reporting prices paid.

2.    Termination of Publicly Available Information

            Upon termination of the registration of the Class B Shares under the
Exchange Act, our duty to file periodic reports with the Commission will be suspended. Information regarding our operations and financial results that is currently available to the general public and our investors will not be available after we have terminated such registration. Following such termination, investors seeking information about us will have to contact us directly to receive such information. We may or may not provide investors with requested information. While the Board and Special Transactions Committee acknowledge the circumstances in which such termination of publicly available information may be disadvantageous to our stockholders, such persons believe that the overall benefits to the Company of no longer being a public reporting company substantially outweigh the disadvantages thereof. The Reverse/Forward Stock Splits will not affect the right of the Continuing Holders to obtain certain information from the Company under Ohio law. Under Ohio law, a stockholder has the right to make a written request to inspect a company's books and records (including, without limitation, annual financial statements) and receive copies thereof for any purpose reasonably related to such person's interest as a stockholder.

3.    Possible Significant Decline in Price of the Class A Shares and Class B
      Shares

            Due to the limited liquidity of the Class A Shares and Class B Shares (as described in paragraph 1 above), the termination of the Company's obligation to make public financial and other information following the Reverse/Forward Stock Splits (as described in paragraph 2 above), and the diminished opportunity for stockholders of the Company to monitor the management of the Company due to the lack of public information, the stockholders of the Company remaining after the consummation of the Reverse/Forward Stock Splits may experience a significant decrease in the price at which they may sell their Class A Shares and/or Class B Shares.

4. Inability to Participate in any Future Increases in Value of the Class B Shares or Payments of Dividends Thereon

            Following the Reverse/Forward Stock Splits, Cashed Out Holders will have no further financial interest in the Company with respect to their Class B Shares and thus will not have the opportunity to participate in the potential appreciation in the value of such shares or the payment of dividends thereon. The Board and Special Transactions Committee determined that this factor does not make the Reverse/Forward Stock Splits unfair to the Cashed Out Holders since there are no indications that without effecting the Reverse/Forward Stock Splits the market price for the Class B Shares would meet or exceed the Cash Out Price at any time in the foreseeable future.

            The Board and Special Transactions Committee believe that the factors mentioned above, when viewed together, support a conclusion that the Reverse/Forward Stock Splits are substantively fair to the affiliated and unaffiliated holders of Class A Shares and Class B Shares, including the Cashed Out Holders and Continuing Holders.

Other Factors

            The factors set forth below were not considered by the Board or the Special Transactions Committee in reaching their respective conclusions as to the substantive fairness of the Reverse/Forward Stock Splits. These factors were either inapplicable or not considered material.

      o Redemptions - We have not purchased any Class B Shares during the past two calendar years or during the current calendar year.

      o Firm Offers - We are not aware of any firm offers to purchase us that have been made during the past two calendar years or during the current calendar year by any unaffiliated person.

      o Prior Public Offerings - We have not made any underwritten public offering of the Class B Shares during the past three calendar years or during the current calendar year.

      o Merger, Consolidation or Other Extraordinary Transaction - We have not engaged in a merger or consolidation with another company or in any other extraordinary transaction, such as the sale or other transfer of all, or a substantial part of our assets, during the past two calendar years or during the current calendar year.

      o Securities Purchases - There have not been any purchases of our Class A Shares or Class B Shares that would enable the holder to exercise control of us.

      o Liquidation Value - As discussed above, the liquidation value of the Company was not deemed relevant since we plan to continue to operate as a going concern following the Reverse/Forward Stock Splits.

                          OPINION OF FINANCIAL ADVISOR

            The Special Transactions Committee retained the Financial Advisor to provide the Fairness Opinion. On December 7, 2004, the Financial Advisor delivered the Fairness Opinion to the Board and Special Transactions Committee. The Fairness Opinion states that based upon and subject to the factors and assumptions set forth therein, the Cash Out Price to be paid to Cashed Out Holders pursuant to the Reverse/Forward Stock Splits is fair from a financial point of view as of December 7, 2004. The Financial Advisor also presented to the Board and Special Transactions Committee a summary of the analyses described below.

            The  Fairness  Opinion was prepared for use by the Board and Special
Transactions Committee, and was directed only to the fairness from a financial point of view, as of the date thereof, of the Cash Out Price. The Financial Advisor was not involved in structuring the Reverse/Forward Stock Splits and its opinion does not compare the relative merits of the Reverse/Forward Stock Splits with those of any other transaction or business strategy which were or might have been available to or considered by the Company, the Board or the Special Transactions Committee as alternatives to the Reverse/Forward Stock Splits and does not address the underlying business decision by the Board or Special Transactions Committee to proceed with or effect the Reverse/Forward Stock Splits. The Fairness Opinion is for the information of, and directed to, the Board and Special Transactions Committee in their evaluation of the Reverse/Forward Stock Splits. The Fairness Opinion does not constitute a recommendation to the Board or Special Transaction Committee as to how they should vote on the Reverse/Forward Stock Splits or to any stockholder as to how such stockholder should vote at any stockholders' meeting at which the Reverse/Forward Stock Splits are considered. In furnishing the Fairness Opinion, the Financial Advisor did not admit that it is an expert within the meaning of the term "expert" as used in the Securities Act of nor did it admit that its opinion serves as a report or valuation within the meaning of the Securities Act.

            The full text of the Fairness Opinion is annexed as Exhibit A to this Proxy Statement and is incorporated herein by reference. The summary of the Fairness Opinion set forth in this Proxy Statement is qualified in its entirety by reference to the full text of the Fairness Opinion. Stockholders are urged to read the Fairness Opinion carefully and in its entirety for a discussion of the procedures followed, assumptions made, other matters considered and limits of the review by the Financial Advisor in connection with the Fairness Opinion. The Financial Advisor has consented to the use of the Fairness Opinion in this Proxy Statement.

            The Special Transactions Committee selected the Financial Advisor as its financial advisor because it is a nationally recognized investment banking firm that has substantial experience in the communications industry and is familiar with the Company and its business. As part of its investment banking business, the Financial Advisor is regularly engaged in the valuation of businesses and securities in connection with mergers, acquisitions, underwritings, sales and distributions of listed and unlisted securities, private placements and valuation for corporate and other purposes. In the ordinary course of the Financial Advisor's business, the Financial Advisor may, from time to time, trade in the securities of the Company for its own account, the accounts of investment funds and other clients under the management of the Financial Advisor or its affiliates and/or the accounts of customers and, accordingly, may at any time hold a long or short position in those securities.

            In arriving at the Fairness Opinion, the Financial Advisor reviewed the terms of the Reverse/Forward Stock Splits and also reviewed financial and other information that was publicly available, or furnished to the Financial Advisor by the Company's management, including information and financial projections provided during discussions with the management of the Company. In addition, the Financial Advisor reviewed certain publicly available operational, financial and stock market data relating to selected public companies. The Financial Advisor also reviewed the financial terms, to the extent publicly available, of certain corporate acquisition transactions and conducted other financial studies, analyses and investigations as the Financial Advisor deemed necessary or appropriate for purposes of rendering the Fairness Opinion, as more fully set forth therein.

            In rendering the Fairness Opinion, the Financial Advisor assumed and relied upon, without independent verification, the accuracy and completeness of all financial and other information that was publicly available, supplied or otherwise communicated to the Financial Advisor by or on behalf of the Company and the Financial Advisor further relied upon the assurances of the Company's management that they are unaware of any facts that would make the information provided to the Financial Advisor incomplete or misleading. The Financial Advisor also assumed, with the consent of the Company's management, that any material liabilities (contingent or otherwise, known or unknown) of the Company were set forth in the Company's financial statements.

            With respect to financial projections of the Company, the Financial Advisor relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein), and assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating and financial performance of the Company. Such forecasts and projections were based on numerous variables and assumptions that are inherently uncertain including, without limitation, facts related to general economic and business conditions. Accordingly, actual results could vary significantly from the projections, and the Financial Advisor assumed no responsibility for the accuracy or completeness of the projections.


            THE COMPANY DOES NOT AS A MATTER OF COURSE MAKE PUBLIC PROJECTIONS OR FORECASTS AS TO FUTURE OPERATIONS. THE MANAGEMENT OF THE COMPANY, HOWEVER, DID PREPARE CERTAIN PROJECTIONS WHICH WERE PROVIDED TO THE FINANCIAL ADVISOR FOR USE IN CONNECTION WITH THE FAIRNESS OPINION ANALYSES. THE SUMMARY OF THE PROJECTIONS SET FORTH BELOW IS INCLUDED IN THIS PROXY STATEMENT SOLELY BECAUSE THE PROJECTIONS WERE FURNISHED TO THE FINANCIAL ADVISOR. THEREFORE, SUCH SUMMARY SHOULD BE USED BY STOCKHOLDERS OF THE COMPANY SOLELY FOR DECIDING HOW MUCH WEIGHT TO GIVE TO THE FAIRNESS OPINION AND FOR NO OTHER PURPOSE.

            The summary of the projections set forth below was not prepared with a view toward public disclosure, and stockholders of the Company should not rely upon such summary. Management of the Company prepared the projections for internal purposes. The projections were not prepared in compliance with the published guidelines of the Commission, Public Company Accounting Oversight Board or American Institute of Certified Public Accountants regarding prospective financial information. The projections were not prepared with the assistance of, nor were they reviewed, compiled or examined by, the Company's attorneys or independent accountants.

            The projections reflect numerous assumptions, all made by the management of the Company, about industry performance, general business conditions, economic market and financial condition, and various other matters. All of these matters are difficult or impossible to predict and many of them are beyond the Company's ability to control. Accordingly, the Company offers no assurance that the assumptions made in preparing the projections will prove accurate, and actual results may differ materially and adversely from those contained in the summary of the projections set forth below. Stockholders of the Company should not view the inclusion of such summary as an indication that the Company or its financial advisors, accountants, attorneys, officers or directors consider the projections an accurate predictor of future events or that the Company believes they are necessarily achievable. In light of the uncertainties inherent in the projections, the Company strongly cautions its stockholders against relying on the summary of the projections set forth below. The projections were prepared in November 2004 and the Company has not updated them such date.

                 Projected Summary Consolidated Income Statement

                                 Q4 2004         2004           2005           2006           2007           2008           2009
                                 -------         ----           ----           ----           ----           ----           ----
Total operating revenues       12,504,565     50,618,139     50,267,123     50,314,679     50,549,534     50,384,302     50,314,409

Total operating expenses(1)     9,235,291     37,824,194     34,156,397     34,282,861     34,480,244     34,670,151     34,886,669
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------

EBITDA (Cash flow)              3,269,274     12,793,945     16,110,725     16,031,817     16,069,289     15,714,151     15,427,740

  Interest and other              594,265      1,629,884      2,260,398      2,079,571      1,799,289      1,364,852        691,474
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
Operating cash flow             2,675,009     11,164,061     13,850,327     13,952,246     14,270,000     14,349,300     14,736,266

  Depreciation                  2,285,500      9,175,195      9,077,715      8,958,390      8,852,281      8,758,119      8,691,049
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
Net income before income
  taxes                           389,509      1,988,865      4,772,612      4,993,857      5,417,719      5,591,181      6,045,217

  Income taxes                    187,934        920,474      1,914,772      2,019,729      2,202,639      2,280,184      2,469,782
                               ----------     ----------     ----------     ----------     ----------     ----------     ----------
Net Income                        201,575      1,068,391      2,857,841      2,974,128      3,215,080      3,310,997      3,575,435
                               ==========     ==========     ==========     ==========     ==========     ==========     ==========

(1) Includes $500,000 projected annual savings in the form of reduced audit and legal expenses as a result of going private, beginning in 2005.

                         Projected Capital Expenditures

                                                         2005             2006             2007             2008             2009
                                                         ----             ----             ----             ----             ----
Total Consolidated Capital Budget                     $9,173,394       $9,704,000       $7,404,000       $7,614,000       $7,834,000
                                                      ==========       ==========       ==========       ==========       ==========

            The Financial Advisor was not requested to make, and did not make, an independent evaluation or appraisal of the assets, properties, facilities or liabilities (contingent or otherwise) of the Company, and was not furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, the Financial Advisor assumes no responsibility for their accuracy. The Financial Advisor's opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to the Financial Advisor on the date of the Fairness Opinion. Subsequent developments may affect the conclusions reached in the Fairness Opinion and the Financial Advisor has no obligation to update, revise or reaffirm the Fairness Opinion. The Financial Advisor relied as to certain legal matters on advice of counsel to the Special Transactions Committee and the Company.

            In preparing the Fairness Opinion, the Financial Advisor conducted the following three principal analyses: (i) a comparison of the Company with certain publicly traded companies deemed comparable to the Company; (ii) a comparison of the Reverse/Forward Stock Splits with merger and acquisition transactions involving certain rural local exchange companies deemed comparable to the Company; and (iii) an analysis of the present value of the Company's projected future cash flows available for distribution to its equity and debt security holders. The Financial Advisor believes that the principal benchmarks for comparing companies in the rural local exchange carrier business are enterprise value divided by the Company's EBITDA for the most recently reported twelve-month period and enterprise value divided by the number of total access lines. The resulting quotients are referred to as an EBITDA multiple and access line multiple, respectively. For purposes of the Financial Advisor's analysis, the Financial Advisor defined enterprise value as the market value of fully-diluted common equity plus the book value of long-term debt and the liquidation value of outstanding preferred stock, if any, minus cash. EBITDA is a measure of a company's pre-tax operating cash flow calculated by adding to a company's net income its interest expense, income taxes, depreciation, amortization and extraordinary items and deducting its interest income. In performing its analyses, the Financial Advisor applied an estimated 15% discount to the price of the Class B Shares due to the lack of voting and pre-emptive rights associated with such shares, as well as the relative illiquidity of such shares.

            No company or transaction used in any analysis as a comparison is identical to the Company or the Reverse/Forward Stock Splits, and they all differ in material ways. As a result, the Financial Advisor applied its experience and professional judgment to determine an appropriate reference range of the indicated values or multiples in connection with its analyses of comparable companies and transactions. Accordingly, an analysis of the results is not mathematical; rather it involves complex considerations and judgments concerning differences in financial and trading value of the comparable companies or transactions to which they are being compared. The preparation of a fairness opinion is a complex process and is not necessarily susceptible to partial analyses or summary description. In arriving at the Fairness Opinion, the Financial Advisor considered the results of all of its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. The Financial Advisor believes that the summary provided and the analyses described above must be considered as a whole and that selecting portions of these analyses, without considering all of them, would create an incomplete view of the process underlying its analyses and opinion. In addition, the Financial Advisor may have given various analyses and factors more or less weight than other analyses and factors and may have deemed various assumptions more or less probable than other assumptions, therefore the range of valuations resulting from any particular analysis described above should not be taken to be the Financial Advisor's view of the actual value of the Company.

            The following is a summary of the material financial analyses performed by the Financial Advisor in connection with the preparation of the Fairness Opinion. These summaries of financial analyses alone do not constitute a complete description of the financial analyses the Financial Advisor employed in reaching its conclusions. The order of analyses described does not represent relative importance or weight given to those analyses by the Financial Advisor. Some of the summaries of the financial analyses include information presented in tabular format. The tables must be read together with the full text of each summary and are alone not a complete description of the Financial Advisor's financial analyses. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data as it existed on or before December 6, 2004 and is not necessarily indicative of current market conditions.

Public Comparables Analysis

            The Financial Advisor analyzed selected current and historical operating information and valuation data for certain publicly traded rural local exchange carriers that the Financial Advisor deemed comparable to the Company. Particular emphasis was placed on rural local exchange carriers with similar sources of revenues. The rural local exchange carriers that the Financial Advisor used for its analysis were:

      -  Commonwealth Telephone Enterprises, Inc.
      -  CT Communications, Inc.
      -  D&E Communications, Inc.
      -  HickoryTech Corporation
      -  North Pittsburgh Systems, Inc.

            The Financial Advisor divided the enterprise value of each of the comparable companies by the company's EBITDA for the most recently reported twelve-month period to produce an EBITDA multiple. In addition, the Financial Advisor divided the enterprise value of each of the comparable companies by its number of total access lines to produce an access line multiple. The result of this analysis was a range of EBITDA multiples and a range of access line multiples for companies comparable to the Company. The Financial Advisor then multiplied the Company's EBITDA for the most recently reported twelve-month period and the number of total access lines of the Company by these respective multiples to derive a range of estimated enterprise values of the Company. These analyses resulted in an implied valuation reference range for the Company as shown in the following tables:

-----------------------------------------------------------------------------------------------------
                                                                    Implied
                               Company          Comparable      Enterprise Value         Implied
                             EBITDA From         Company         (EBITDA times       Equity Value per
                           Last 12 Months*      Multiple**         Multiple)*         Class B Share
-----------------------------------------------------------------------------------------------------
High                           $12.9               7.0x              $90.0               $178.75
Mean                           $12.9               6.9x              $88.2               $173.99
Low                            $12.9               5.5x              $70.7               $127.78
Reverse/Forward Stock          $12.9               6.6x              $84.8               $165.00
Splits Price
-----------------------------------------------------------------------------------------------------

 *    In millions
** Range of comparable company's enterprise value divided by last 12 months EBITDA.

-----------------------------------------------------------------------------------------------------
                                                                   Implied
                                              Comparable       Enterprise Value
                                               Company          (Access Lines            Implied
                              Company         Value per        times Value per       Equity Value per
                           Access Lines      Access Line*       Access Line)**        Class B Share
-----------------------------------------------------------------------------------------------------
High                          36,658            $3,240              $118.8               $254.67
Mean                          36,658            $2,565               $94.0               $189.30
Low                           36,658            $1,889               $69.2               $123.83
Reverse/Forward Stock         36,658            $2,314               $84.8               $165.00
Splits Price
-----------------------------------------------------------------------------------------------------

 *    Range of comparable company's enterprise value divided by access lines.
**    In millions

Comparable Acquisition Analysis

            The Financial Advisor reviewed five acquisitions involving rural local exchange carriers that the Financial Advisor deemed to be comparable to the Company. The transactions used in the Financial Advisor's analysis were:

      -  Consolidated Communications' acquisition of TXU Communications

      -  FairPoint Communications' acquisition of Community Service
         Communications

      - Nemont Telephone Cooperative's acquisition of Citizens access lines in North Dakota

      - Consolidated Communications' acquisition of Illinois Consolidated Telephone Company

      -  Telephone & Data Systems' acquisition of MCT

            For each of these acquisitions where the information was publicly available, the Financial Advisor divided the enterprise value of the target implied in the acquisition by the target's EBITDA for the most recently reported twelve-month period to produce an EBITDA multiple. In addition, the Financial Advisor divided the target's enterprise value by its number of total access lines to produce an access line multiple. The result of this analysis was a range of EBITDA multiples and a range of access line multiples for acquisitions of companies comparable to the Company. The Financial Advisor then multiplied the Company's EBITDA for the most recently reported twelve-month period and the number of total access lines of the Company by these respective multiples to derive a range of estimated enterprise values of the Company. These analyses resulted in an implied enterprise valuation reference range for the Company as shown in the following tables:

--------------------------------------------------------------------------------------------------------
                                                                      Implied
                                Company           Comparable      Enterprise Value          Implied
                              EBITDA From        Acquisition       (EBITDA times        Equity Value per
                            Last 12 Months*       Multiple**         Multiple)*          Class B Share
--------------------------------------------------------------------------------------------------------
High                             $12.9              9.0x               $115.8                $246.71
Mean                             $12.9              8.1x               $104.6                $217.15
Low                              $12.9              7.0x                $90.0                $178.75
Reverse/Forward Stock            $12.9              6.6x                $84.8                $165.00
Splits Price
--------------------------------------------------------------------------------------------------------

 *    In millions

** Range of comparable acquisition's enterprise value divided by the last 12 months EBITDA.

-----------------------------------------------------------------------------------------------------
                                                                   Implied
                                               Comparable      Enterprise Value
                                              Acquisition       (Access Lines            Implied
                              Company          Value per       times Value per       Equity Value per
                           Access Lines      Access Line*       Access Line)**        Class B Share
-----------------------------------------------------------------------------------------------------
High                          36,658            $3,389              $124.2                $269.10
Mean                          36,658            $2,839              $104.1                $215.84
Low                           36,658            $2,245               $82.3                $158.31
Reverse/Forward Stock         36,658            $2,314               $84.8                $165.00
Splits Price
-----------------------------------------------------------------------------------------------------

 *    Range of  comparable  acquisition's  enterprise  value  divided  by access lines.
**    In millions

Discounted Cash Flow Analysis

            The Financial Advisor performed a discounted cash flow analysis of the Company for the period commencing January 1, 2005 and ending December 31, 2009 using the Company's projected operating results. The discounted cash flow analysis estimated the value of the Company by taking the Company's projected future cash flows available for distribution to its equity and debt security holders and dividing the cash flows generated each year by a number dependent upon a discount rate to derive a present value of these cash flows. The Financial Advisor selected a range of discount rates for this analysis based on an estimate of the Company's weighted average cost of capital. The value of these discounted cash flows was then added to the Company's discounted estimated terminal value to determine a total enterprise value for the Company. The projected future cash flows were discounted using a discount rate ranging from 9.5% to 10.5%. The Company's terminal value was estimated by multiplying its projected EBITDA for the year ending December 31, 2009 by multiples ranging from 5.5x to 6.5x. From this analysis, the Financial Advisor derived an implied enterprise valuation reference range for the Company as shown in the following table:

--------------------------------------------------------------------------------
                                     Terminal      Implied          Implied
                         Discount     EBITDA      Enterprise    Equity Value per
                           Rate      Multiple       Value*       Class B Share
--------------------------------------------------------------------------------
High                        9.5%       6.5x         $81.6           $156.40
Mean                       10.0%       6.0x         $75.1           $139.29
Low                        10.5%       5.5x         $68.9           $122.87
Reverse/Forward Stock                               $84.8           $165.00
Splits Price
--------------------------------------------------------------------------------
*     In millions

Conclusion

            Based upon the foregoing analyses and the assumptions and limitations set forth in full in the text of the Fairness Opinion, the Financial Advisor is of the opinion that, as of the date of the Fairness Opinion, the Cash Out Price to be paid by the Company to the Cashed Out Holders pursuant to the Reverse/Forward Splits is fair to the Cashed Out Holders from a financial point of view.

Engagement of the Financial Advisor

            The Company has agreed to pay the Financial Advisor a fee of $250,000 and to reimburse the Financial Advisor for its reasonable out-of-pocket expenses related to its engagement, including the reasonable fees and expenses of counsel, whether or not the Reverse/Forward Stock Splits are consummated. The Company has also agreed to indemnify the Financial Advisor for certain liabilities relating to or arising out of its engagement. No compensation received or to be received by the Financial Advisor is based on or is contingent on the results of the Financial Advisor's engagement. There are no other current arrangements to compensate the Financial Advisor, its affiliates or unaffiliated representatives for any services rendered to the Company, its executive officers, directors or affiliates. The Financial Advisor has not previously provided financial advisory services to the Company, and none of the Financial Advisor's employees who worked on the engagement has any known financial interest in the assets or equity of the Company or the outcome of the engagement.

                           GENERAL VOTING INFORMATION

            This Proxy Statement and the enclosed proxy card are being furnished to all stockholders of the Company in connection with the Special Meeting. Your proxy is being solicited by the Board and is subject to revocation at any time prior to the voting of the proxy as provided below. Unless a contrary choice is indicated, all duly executed proxies received by the Company will be voted for the following proposal:

      o The approval of amendments to the Company's Amended and Restated Articles of Incorporation whereby the Company would effect a 1-for-125 reverse stock split of its Class B Shares, such that holders of less than 125 Class B Shares would have their Class B Shares cancelled and converted into the right to receive the Cash Out Price, followed immediately by a 125-for-1 forward stock split of the Class B Shares.

            The Class A Shares and Class B Shares are eligible for voting at the Special Meeting. Although the Class B Shares, as a general matter, are non-voting, these shares are entitled to vote at the Special Meeting under Ohio law since the Board is seeking approval of amendments to its Amended and Restated Articles of Incorporation relating to the Class B Shares.

            Shares cannot be voted at the Special Meeting unless the holder thereof is present or represented by proxy. When the enclosed proxy card is properly executed and timely returned, the Shares represented thereby will be voted as specified therein. Any holder of Shares giving a proxy has the right to revoke it at any time prior to its exercise as provided below.

Stockholders Entitled to Vote at the Special Meeting

            Only holders of record of Shares at the close of business on ___________, 2005 are entitled to notice of, and to vote at, the Special Meeting and any adjournment or postponement thereof. On that date, there were _______ Class A Shares and ______ Class B Shares outstanding. Such holders of record are entitled to one vote on each matter considered and voted upon at the Special Meeting for each Share held of record at the close of business on the record date. The Company currently has no other outstanding class of securities entitled to vote at the Special Meeting.

How to Vote Your Shares

            Your vote is important. Your Shares can be voted at the Special Meeting only if you are present in person or represented by proxy. Even if you plan to attend the Special Meeting, we urge you to vote now by completing and submitting the enclosed proxy card. You may cast your vote simply by marking your proxy card, and then dating, signing and returning it in the postage-paid envelope provided. No provision has been made by the Company for Internet or telephone voting of your Shares.

How to Revoke Your Proxy

            You may revoke your proxy at any time before it is voted at the Special Meeting by:

      o     Properly executing and delivering a later-dated proxy;

      o     Voting by ballot at the Special Meeting; or

      o Sending a written notice of revocation to the inspectors of election in care of the Secretary of the Company at the address listed above.

Voting at Special Meeting

            Voting by proxy will in no way limit your right to vote at the Special Meeting if you later decide to attend in person. Your Shares are either held of record by you or in street name. Shares held of record are registered directly in your name with the Transfer Agent. As the stockholder of record, you have the right to grant your proxy directly to the Company or to vote in person at the Special Meeting. Shares held in street name are shares held beneficially for you through a broker, trustee or other nominee (such as a bank). Since you are not the holder of record with respect to your Shares held in street name, you may not vote these Shares without first obtaining a proxy executed in your favor from your nominee.

            Your Shares will be voted at the Special Meeting as directed by the instructions on your proxy card if: (i) you are entitled to vote; (ii) your proxy card was properly executed; (iii) we received your proxy card prior to the Special Meeting; and (iv) you did not revoke your proxy card prior to the vote.

            If you send a properly executed proxy card without specific voting instructions, your Shares represented by that proxy card will be voted, as recommended by the Board, in favor of the Reverse/Forward Stock Splits.

Vote Required to Approve Each Item

            The presence at the Special Meeting (in person or by proxy) of the holders of at least a majority of the Class A Shares and Class B Shares outstanding on the record date,

__________, 2005, is necessary to have a quorum allowing us to conduct business at the Special Meeting.

            The following votes are required to approve each item of business at the Special Meeting:


            Reverse/Forward Stock Splits. The affirmative vote of the holders of at least two-thirds (2/3) of the Class A Shares and Class B Shares, voting separately as a class, outstanding on the record date, __________, 2005. If you do not vote your Shares, such inaction will have the same effect as a vote "AGAINST" the Reverse/Forward Stock Splits.


            Other Items. The affirmative vote of the holders of at least a majority of the Class A Shares represented in person or by proxy at the Special Meeting.

            The executive officers and directors of the Company, who together own approximately 41.1% and 40.3%, respectively, of the voting power of the Class A Shares and Class B Shares outstanding and entitled to vote at the
Special Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Splits at the Special Meeting.

            Broker "non-votes" and abstentions have the effect of a negative vote on the Reverse/Forward Stock Splits proposal. Broker "non-votes" occur when a nominee (such as a bank) returns a proxy card, but does not have the authority to vote on a particular proposal because it has not received voting instructions from the beneficial owner.

                      REVERSE/FORWARD STOCK SPLITS PROPOSAL

Summary and Structure

            The Board has authorized the Reverse/Forward Stock Splits, and recommends the transaction for your approval. The Reverse/Forward Stock Splits consist of a 1-for-125 reverse stock split of the Class B Shares, such that holders of less than 125 Class B Shares would have their Class B Shares cancelled and converted into the right to receive the Cash Out Price of $165 per share, followed immediately by a 125-for-1 forward stock split of the Class B Shares. The Reverse/Forward Stock Splits are intended to take effect on the Effective Date (i.e., the date the Secretary of State of the State of Ohio accepts for filing Certificates of Amendment to our Amended and Restated Articles of Incorporation). The proposed amendments to our Amended and Restated Articles of Incorporation are annexed to this Proxy Statement as Exhibit B and Exhibit C and are incorporated herein by reference.

            On the Effective Date, the Company will first effect a 1-for-125 reverse stock split of the Class B Shares. Any holder of 125 or more Class B Shares immediately before the reverse stock split will receive eight thousandths (0.008) of a Class B Share for each Class B Share so owned. Any holder of less than 125 Class B Shares immediately before the reverse stock split will receive cash instead of a fractional Class B Share. On the Effective Date following the completion of the reverse stock split, the Company will effect a 125-for-1 forward stock split of the Class B Shares.

            The Board has set the Cash Out Price at $165 per Class B Share. The Board made this determination in good faith, based upon the recommendation of the Special Transactions Committee, the Fairness Opinion and other factors the Board and the Special Transactions Committee deemed relevant. The Company currently estimates that Cashed Out Holders will receive cash consideration for their Class B Shares within approximately three weeks after the Effective Date.


            In order to complete  the  Reverse/Forward  Stock  Splits,  at least two-thirds (2/3) of the Class A Shares and Class B Shares, voting separately as a class, outstanding and entitled to vote at the Special Meeting must approve the Certificates of Amendment to our Amended and Restated Articles of Incorporation. The executive officers and directors of the Company, who together own approximately 41.1% and 40.3%, respectively, of the voting power of the Class A Shares and Class B Shares outstanding and entitled to vote at the
Special Meeting, have indicated that they will vote in favor of the Reverse/Forward Stock Splits proposal at the Special Meeting. The Board has retained for itself the absolute authority to reject (and not implement) the Reverse/Forward Stock Splits (even after approval thereof) if it subsequently determines that the Reverse/Forward Stock Splits for any reason are not then in the best interest of the Company. See "Reverse/Forward Stock Splits Proposal--Reservation of Rights."

            The Reverse/Forward Stock Splits are considered a "going-private" transaction as defined in Rule 13e-3 promulgated under the Exchange Act because they are intended to, and, if completed, will likely terminate the registration of the Class B Shares under Section 12(g) of the Exchange Act and suspend the Company's filing and reporting obligations under the Exchange Act. In connection with the Reverse/Forward Stock Splits, we have filed, as required by the Exchange Act, the Rule 13e-3 Transaction Statement on Schedule 13E-3 (the "Schedule 13E-3") with the Commission.

Background of the Reverse/Forward Stock Splits

            Our Class A Shares and Class B Shares have historically attracted limited institutional investors or market research attention which could have created a more active and liquid market for such shares. Relatively low trading volume and low market capitalization have reduced the liquidity benefits to the stockholders of the Company and mitigated the ability to use the Class A Shares and Class B Shares as a significant part of our employee compensation and incentive strategy. In addition, because we have not been active in the corporate merger and acquisition market, the benefit of a publicly-traded stock to use in conjunction with acquisitions or other stock transactions has never been realized.

            We incur direct and indirect costs associated with compliance with the Exchange Act's filing and reporting requirements imposed upon public companies. The cost of this compliance has increased significantly with the implementation of the provisions of the Sarbanes-Oxley Act.

            In addition, we pay substantially higher premiums for our directors' and officers' insurance policies as a public reporting company than we would if we were not registered under the Exchange Act. We also incur substantial indirect costs as a result of, among other things, the time executive officers expend to prepare and review our public filings. In addition, the public disclosure we are required to make under the Exchange Act places us at a competitive disadvantage by providing our non-public competitors with detailed information about our operations and financial results while we do not have access to similar information about these competitors.

            We have not derived significant benefits from maintaining a public trading market. The Board does not presently intend to raise capital through sales of securities in a public offering or to acquire other business entities using stock as consideration. Accordingly, we are not likely to make use of many advantages (for raising capital, effecting acquisitions or other purposes) that our status as a reporting company may offer. For a more detailed discussion of the ways in which the Company has not enjoyed the benefits typically afforded public company status, please see "Special Factors--Reasons for the Reverse/Forward Stock Splits."

            In light of these circumstances, the Board believes that it is in our best interest to undertake the Reverse/Forward Stock Splits at this time to enable us to deregister the Class B Shares under the Exchange Act, which will relieve us of the administrative burden, cost and competitive disadvantages associated with filing reports and otherwise complying with the requirements imposed under the Exchange Act. Although Continuing Holders and holders of Class A Shares will indirectly bear the costs associated with taking the Company private, the Board believes that such expenses will be offset by the anticipated savings of being a private company.

            The Board reached its conclusion regarding the advisability of the Reverse/Forward Stock Splits after an evaluation process that began informally in the second quarter of 2004 to explore the going-private transaction structures available to the Company. The evaluation process was initiated after the Chief Financial Officer of the Company advised the Company's President that the Company could benefit from engaging in a going-private transaction. On August 18, 2004, the Board held a meeting at which the directors discussed the costs and benefits, both financial and non-financial, of remaining a public reporting company. At this meeting, the management of the Company presented the Board with a written report (the "Management Report") discussing the potential benefits and alternative transaction structures of a going-private transaction. The transaction structures considered were a management buyout, an issuer tender offer, a stock repurchase program and reverse and forward stock splits. Please see "Special Factors--Alternatives to the Reverse/Forward Stock Splits" for a discussion of the advantages and disadvantages of these structures. The
Management Report recommended that the Company engage in reverse and forward stock splits of its Class B Shares utilizing reverse stock split and forward stock split ratios of 1-for-125 and 125-for-1, respectively. The Management Report further recommended that the cash amount to be paid to stockholders receiving cash in lieu of fractional Class B Shares should range between $86 and $151 per share. In establishing this range, the management of Horizon utilized valuation methodologies based upon (i) recent Class B Share market prices, (ii) the Company's EBITDA and (iii) the number of Company's telephone access lines. Management of the Company also provided the Board with estimates of the legal and accounting costs and expenses associated with a going-private transaction. At this meeting, the Board was also presented with a memorandum prepared by Herrick, Feinstein LLP, outside counsel to the Company, addressing the (x) duties of directors under Ohio law in evaluating a going-private transaction;
(y) various federal and state law requirements associated with effecting such a transaction; and (z) specific actions required to effect reverse and forward stock splits of the Class B Shares. Members of Herrick, Feinstein LLP were present at this meeting to answer questions and otherwise assist the Board in its consideration of the memorandum. After due deliberation of the written materials supplied to it, the Board unanimously determined at this meeting that the Company should be taken private by means of reverse and forward stock splits of its Class B Shares. In furtherance thereof, the Board created the Special Transactions Committee to assist in establishing the specific terms and conditions of a going-private transaction for the Company involving reverse and forward stock splits of its Class B Shares.

            The Special Transactions Committee was given the authorization to engage a financial advisor and any other advisors or experts as the Special Transactions Committee deemed necessary in order for it to make its recommendation to the Board. On September 14, 2004, the Special Transactions Committee retained its own legal counsel. Legal counsel for the Special Transactions Committee was present at all meetings of the Special Transactions Committee.

            On September 22, 2004, the Special Transactions Committee held a meeting for the purpose of selecting a financial advisor to act on behalf of and with the Special Transactions Committee. At this meeting, presentations were made to the Special Transactions Committee by three investment banking firms. After due deliberation of the aforesaid presentations and the informational materials supplied in connection therewith, the Special Transactions Committee unanimously determined to use the services of the Financial Advisor in connection with the Reverse/Forward Stock Splits.

            On October 14, 2004, the Special Transactions Committee entered into an engagement agreement with the Financial Advisor and the Company whereby the Financial Advisor was engaged to deliver the Fairness Opinion. Shortly thereafter, the Special Transactions Committee requested that the management of the Company replace the price range contained in the Management Report for the purchase of Class B Shares with a single purchase price. In response thereto, the management of the Company proposed that $86 (the "Management Cash Out Price") be used as the per share purchase price for the Class B Shares.

            On October 28, 2004, the Special Transactions Committee held a meeting for the purpose of receiving a status report from the Financial Advisor. At this meeting, representatives of the Financial Advisor provided the members of the Special Transactions Committee with an overview of the due diligence process, evaluation analyses and transaction timetable. These representatives also stated that a preliminary analysis indicated that it was unlikely that the Financial Advisor could opine that the Management Cash Out Price was fair to the Cashed Out Holders from a financial point of view. The members of the Special Transactions Committee responded by reiterating their desire to achieve a fair price for the Cashed Out Holders and further stated that they were prepared to negotiate the per share price to be paid to Cashed Out Holders with the Board.

            On November 23, 2004, the Special Transactions Committee held a meeting for the purpose of receiving a further status report from the Financial Advisor. At this meeting, representatives of the Financial Advisor stated that the tasks required to issue the Fairness Opinion were nearly complete. Such representatives also explained the three principal analyses being conducted with respect to the Company. Please see "Opinion of the Financial Advisor" for a discussion of these analyses.

            On November 30, 2004, the Special Transactions Committee held a meeting for the purpose of discussing a preliminary evaluation analysis conducted by the Financial Advisor, including: (i) the stock trading prices of other comparable public companies; (ii) merger and acquisition transactions involving rural local exchange carriers similar to the Company; and (iii) the present value of the Company's projected cash flows. Please see "Opinion of Financial Advisor" for a more detailed discussion of these analyses. The proposed Management Cash Out Price of $86 was at the low end of the range of prices yielded by the Financial Advisor's analysis, which led the Special Transactions Committee to conclude that the Management Cash Out Price was inadequate. The Special Transactions Committee then resolved to provide the management of the Company with the Financial Advisor's preliminary valuation analysis in order to facilitate discussions at a meeting of the Special Transactions Committee and management of the Company scheduled for December 1, 2004.

            On December 1, 2004, the Special Transactions Committee met with the management of the Company for the purpose of discussing the preliminary valuation analysis conducted by the Financial Advisor. Following a presentation by the Financial Advisor of the three principal analyses it employed, a general discussion of the price range for the per share price to be paid to the Cashed Out Holders ensued. Management of the Company focused on the recent trading prices of the Class B Shares, but the Financial Advisor pointed out that the lack of liquidity and trading volume may have had a depressive effect on such trading prices. The meeting concluded with the Special Transactions Committee agreeing to deliver a letter to the management of the Company specifying the Special Transactions Committee's proposed per share price to be paid to the Cashed Out Holders.

            On December 2, 2004, the Special Transactions Committee met with the Financial Advisor for the purpose of establishing the Special Transactions Committee's proposed per share price to be paid to the Cashed Out Holders. The Special Transactions Committee engaged in further discussion with the Financial Advisor regarding the analyses conducted by the Financial Advisor with respect to the Company. As a result of this discussion, the Special Transactions Committee decided that it would be appropriate to propose a price range instead of a specific per share price to be paid to the Cashed Out Holders. The Special Transactions Committee determined that a per share price range of $160 to $180 was at the midpoint of the comparable public company trading price analysis, exceeded the high end of the results of the discounted cash flow analysis and was at the low end of the range of the mergers and acquisitions analysis. This price range exceeded the Management Cash Out Price significantly and was within the range of prices yielded by the analysis prepared by the Financial Advisor. The meeting concluded with the Special Transactions Committee directing Mr. Whited to deliver a letter to the management of the Company setting forth the Special Transaction Committee's proposed price range of $160 to $180 per share. Mr. Whited delivered the letter to Thomas McKell, the Company's President, later that day.

            On December 3, 2004, the Special Transactions Committee met with the management of the Company to agree upon the per share price to be paid to the Cashed Out Holders. Once agreed upon, this price would then be submitted to the Board for approval. The management of the Company proposed that the per share price to be paid to the Cashed Out Holders be set at $165. The Special Transactions Committee pointed out that the proposed price exceeded recent trading prices for the Class B Shares and was at the high end of the Financial Advisor's discounted cash flow analysis. The Special Transactions Committee then unanimously approved $165 as the per share price to be paid to the Cashed Out Holders.

            On December 7, 2004, a special meeting of the Board was held to consider and approve the per share price to be paid to the Cashed Out Holders. The Special Transactions Committee made a presentation regarding the analyses and other actions undertaken in connection with establishing the Special Committee's proposed price range of the per share price to be paid to the Cashed Out Holders (and subsequent agreement with the management of the Company that the price per share to be paid to the Cashed Out Holders be set at $165). Upon the conclusion of its presentation, the Financial Advisor delivered the Fairness Opinion stating that the Cash Out Price of $165 to be paid by the Company to the Cashed Out Holders pursuant to the Reverse/Forward Splits is fair to the Cashed Out Holders from a financial point of view as of December 7, 2004. The Special Transactions Committee then recommended that the Board approve $165 as the per share price to be paid to the Cashed Out Holders. After a discussion of the factors supporting the Special Committee's recommendation by all members of the Board, the Board unanimously approved the Reverse/Forward Stock Splits, at a per share price of $165 per Class B Share; (ii) directed that the management of the Company establish the stock split ratios for the Reverse/Forward Stock Splits; (iii) directed that the terms and conditions of the Reverse/Forward Stock Splits be submitted for approval at the Special Meeting; (iv) approved the preliminary form of this Proxy Statement and the Schedule 13E-3; and (v) directed that such preliminary form of this Proxy Statement and the Schedule 13E-3 be filed with the Commission.

Potential  Detriments of the Reverse/Forward Stock Splits to Stockholders

            As   described    under    "Special    Factors--Fairness    of   the
Transaction--Factors Not in Support of the Reverse/Forward Stock Splits" above, potential detriments to the Company and holders of Class A Shares and Continuing Holders include decreased dissemination of information and decreased liquidity. If the Reverse/Forward Stock Splits are effected, we intend to terminate the registration of the Class B Shares under the Exchange Act. As a result of such termination, we will no longer be subject to the filing and reporting requirements of the Exchange Act. The liquidity of the Class A Shares and Class B Shares held by the holders of Class A Shares and Continuing Holders will be further adversely affected by the lack of publicly available information about the Company following the termination of the registration of the Class B Shares under the Exchange Act. This decrease in liquidity may have an adverse effect on the market value of the Class A Shares and Class B Shares. In addition, once the Class B Shares cease to be registered under the Exchange Act, the (i) Company will no longer be subject to the Exchange Act or the public company provisions of the Sarbanes-Oxley Act and (ii) executive officers of the Company will no longer be required to certify the accuracy of the Company's financial statements.

Financial Information

Summary Financial Information

            The following summary consolidated financial information was derived from the Company's audited consolidated financial statements as of and for each of the years ended December 31, 2003, 2002, 2001, 2000 and 1999, and from unaudited consolidated interim financial statements as of and for the nine months ended September 30, 2004 and 2003. The statement of operations data for the nine months ended September 30, 2004 is not necessarily indicative of results for a full year. This financial information is only a summary and should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference into this Proxy Statement. See "Incorporation of Certain Documents by Reference."

            On August 15, 2003, Horizon PCS, Inc., a former subsidiary of the Company, filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Therefore, the results include the operations of Horizon PCS, Inc. through August 14, 2003. The Company no longer includes the results of Horizon PCS, Inc. in its consolidated results.

                            For the Nine Months Ended,
                                  September 30,                                 For the Year Ended December 30,
                               2004           2003            2003            2002            2001            2000          1999
                           -----------   -------------   -------------   -------------   -------------   ------------   -----------
Results of Operations:

Operating revenues ......  $40,880,359   $ 194,309,669   $ 207,644,833   $ 264,706,821   $ 170,140,016   $ 73,999,642   $49,406,480

Operating expenses ......   38,373,182     321,284,449     332,627,489     377,444,034     252,829,902    111,142,565    53,910,943
                           -----------   -------------   -------------   -------------   -------------   ------------   -----------
Operating income
  (loss) ................    2,507,177    (126,974,780)   (124,982,656)   (112,737,213)    (82,689,886)   (37,142,923)   (4,504,463)

Non-operating expense ...   (1,086,350)    (50,840,817)    (51,521,319)    (72,202,998)    (35,331,433)   (10,240,920)   (2,135,466)

Income (loss) before
  income tax and
  minority interest .....    1,420,827    (177,815,597)   (176,503,975)   (184,940,211)   (118,021,319)   (47,383,843)   (6,639,929)
                           -----------   -------------   -------------   -------------   -------------   ------------   -----------

Income tax benefit
  (expense) .............     (709,397)      5,199,801       6,148,844      (1,160,192)     (1,783,166)       895,576     2,158,831

Minority interest .......           --              24              24              --         983,883      2,301,344            --

Net income (loss) before
  extraordinary item ....      711,430    (172,615,772)   (170,355,107)   (186,100,403)   (118,820,602)   (44,186,923)   (4,481,098)
                           -----------   -------------   -------------   -------------   -------------   ------------   -----------

Extraordinary loss,
  net of $261,863
  tax benefit ...........           --              --              --              --              --       (486,323)           --

Net income (loss) .......  $   711,430   $(172,615,772)  $(170,355,107)  $(186,100,403)  $(118,820,602)  $(44,673,246)  $(4,481,098)
                           ===========   =============   =============   =============   =============   ============   ===========

Basic income (loss)
  per share of
  common stock ..........         1.96         (476.20)        (469.96)        (513.48)        (329.59)       (129.03)       (11.23)

Diluted income (loss)
  per share of
  common stock ..........         1.96         (476.20)        (469.96)        (513.48)        (329.59)       (129.03)       (11.23)

Cash dividends on
  common stock ..........    1,413,922       1,413,687       1,884,920       1,812,204       1,767,088      1,793,038     1,815,014

Dividends per share on
  common stock ..........         3.90            3.90            5.20            5.00            4.90           4.60          4.55

                                 As of September 30,                                    As of December 30,
                                2004            2003           2003            2002            2001           2000          1999
                           -------------   -------------   -------------   -------------   ------------   ------------  ------------
Balance Sheet:

Current assets ..........  $  28,753,266   $  24,080,977   $  28,300,383   $ 157,627,751   $185,171,912   $218,511,034  $ 15,282,280

Other assets ............      6,253,700       4,548,077       6,879,704      72,201,255    103,464,734     72,247,070     9,319,250

Property, plant
  and equipment
  in-service, net .......     75,839,780      75,809,174      75,848,610     315,921,107    289,277,220    175,541,739    77,111,835

Total assets ............    110,846,746     104,438,228     111,028,697     545,750,113    577,913,866    466,299,843   101,713,365

Current liabilities .....      9,266,122       7,950,572       9,788,243      56,797,791     80,781,136     64,854,808    16,587,261

Long-term debt and
  other liabilities .....    539,116,025     545,326,782     537,810,011     597,213,577    428,260,050    224,404,856    57,432,352

Total liabilities .......    548,382,147     553,277,354     547,598,254     654,011,368    509,041,186    289,259,664    74,019,613

Minority interest .......             --              --              --              --             --        983,883            --

Convertible preferred
  stock of subsidiary -
  book value ............             --              --              --     157,105,236    145,349,043    134,421,881            --

Stockholders' equity
  (deficit) .............   (437,535,401)   (448,839,126)   (436,569,557)   (265,366,491)   (76,476,363)    41,634,415    27,693,752

Total liabilities
  and stockholders'
  equity (deficit) ......  $ 110,846,746   $ 104,438,228   $ 111,028,697   $ 545,750,113   $577,913,866   $466,299,843  $101,713,365

            The Company's book value per share, as set forth above, has been derived from financial statements prepared by management of the Company relating to the fiscal periods set forth above. As required by Exchange Act Rule 13a-14(a), the Company's Chief Executive Officer and Chief Financial Officer have certified that such financial statements, and the financial information included in the periodic reports in which such financial statements appear, fairly present in all material respects the financial condition, results of operation and cash flows of the Company as of, and for, the periods presented in such periodic reports.

Certain Financial Effects of the Reverse/Forward Stock Splits

            We do not expect the Reverse/Forward Stock Splits or our use of approximately $2,500,000 to complete the Reverse/Forward Stock Splits (which amount includes payments to be made to Cashed Out Holders and professional fees and other expenses related to the transaction) to have any material adverse effect on our capitalization, liquidity, results of operations or cash flow. See "Persons Making the Proxy Solicitation and the Costs Associated Therewith." We expect to finance the Reverse/Forward Stock Splits with cash on hand.

            If the Reverse/Forward Stock Splits are consummated, Cashed Out Holders will receive cash from us in the amount of $165 per Class B Share. The repurchase of the fractional Class B Shares resulting from the Reverse/Forward Stock Splits is estimated to cost approximately $2,000,000 and would reduce the number of holders of record of Class B Shares from approximately 720 to approximately 240.

            We expect that, as a result of the Reverse/Forward Stock Splits and the cashing out of fractional Class B Shares held by the Cashed Out Holders:

      o Our aggregate stockholders' equity will change from approximately negative $437,535,401 (as of September 30, 2004) to approximately negative $439,773,189 and

      o Book value per Class B Share would change from negative $1,207 to negative $1,255 assuming the cash out of fractional Class B Shares had occurred on September 30, 2004.

Ratio of Earnings to Fixed Charges

                                       For the Nine
                                       Months Ended                          For the Year Ended December 31,
                                           2004           2003            2002             2001             2000           1999
                                       ------------  -------------    -------------    -------------    ------------    -----------
Income (loss) before income
  tax and minority interest             $1,420,827   $(176,503,975)   $(184,940,211)   $(118,021,319)   $(47,383,843)   $(6,639,929)

Earnings                                 4,482,195    (126,287,973)    (113,381,758)     (82,377,619)    (31,196,145)    (2,596,988)

Fixed charges:
  Interest                               2,132,818      45,100,360       67,975,927       36,595,552      14,161,101      3,983,546
  Amortization of loan
    acquisition costs                       24,451          32,601           37,245           18,634          18,634         18,634
  Interest element of
    rental expense                         806,937       5,032,582        6,923,964        4,481,130       1,252,567         84,401
                                        ----------   -------------    -------------    -------------    ------------    -----------
 Total Fixed charges                    $2,964,205   $  50,165,543    $  74,937,136    $  41,095,316      15,432,301    $ 4,086,580
                                        ----------   -------------    -------------    -------------    ------------    -----------

Deficiency of earnings to
  fixed charges                                      $(176,453,516)   $(188,318,895)   $(123,472,934)   $(46,628,446)   $(6,683,569)

Ratio of earnings to
  fixed charges                            1.5

                                               Pro Forma For
                                                  the Nine        Pro Forma For
                                                Months Ended      the Year Ended
                                                    2004               2003
                                               -------------      --------------
Income (loss) before income
  tax and minority interest                      $  908,052       $(177,028,575)

Earnings                                          3,969,420        (126,812,573)

Fixed charges:
  Interest                                        2,132,818          45,100,360
  Amortization of loan
    acquisition costs                                24,451              32,601
  Interest element of
    rental expense                                  806,937           5,032,581
                                                 ----------       -------------
 Total Fixed charges                             $2,964,205       $  50,165,543
                                                 ==========       =============

Deficiency of earnings to
  fixed charges                                                   $(176,978,116)

Ratio of earnings to
  fixed charges                                      1.3

Pro Forma Financial Information

            The following pro forma consolidated information has been derived from the financial statements of the Company. The financial statements for the year ended December 31, 2003 have been audited by independent certified public accountants. The financial statements for the quarterly periods ended September 30, 2004 and 2003 are unaudited. In the opinion of the Company's management, these quarterly financial statements have been prepared on the same basis as the audited financial statements and include all adjustments, consisting only of normal recurring adjustments, necessary for the fair statement of the results of these quarters.

            The pro forma consolidated financial statements have been prepared with the assumption that the Reverse/Forward Stock Splits were completed effective the first day of the period presented for the income statement and as of the date of the balance sheet, and all fractional Class B Shares under one are repurchased. The pro forma consolidated financial statements are not necessarily indicative of the results that would have occurred had the Reverse/Forward Stock Splits actually taken place at the respective time periods specified nor do such financial statements purport to project the results of operations for any future date or period. Based on information from various external sources, the Company believes that approximately 12,000 pre-split Class B Shares will be repurchased at $165 per Class B Share for a total purchase price of approximately $2,000,000.

            The pro forma results are not indicative of future results because the Company's public reporting costs for the periods presented include only the historic public costs.

            The unaudited pro forma financial statements should be read in conjunction with our historical financial statements and the accompanying footnotes, which are incorporated herein by reference into this Proxy Statement. See "Incorporation of Certain Documents by Reference."

            On August 15, 2003, Horizon PCS, Inc. filed for bankruptcy protection under Chapter 11 of the United States Bankruptcy Code. Therefore, the results include the operations of Horizon PCS, Inc. through August 14, 2003. The Company no longer includes the results of Horizon PCS, Inc. in its consolidated results.

                      PRO FORMA CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                    Pro forma
                                                                  Historical        Adjustments              Pro forma
ASSETS

CURRENT ASSETS:
   Cash and cash equivalents ..............................      $ 19,626,291      $ (2,237,788)(1-5)      $ 17,388,503
   Accounts receivable - subscriber, less allowance
     for doubtful accounts ................................           904,784                --                 904,784
   Accounts receivable - interexchange carriers,
     access charge pools and other, less allowance for
     doubtful accounts ....................................         2,489,758                --               2,489,758
   Accounts receivable - Horizon PCS ......................            38,856                --                  38,856
   Inventories ............................................         2,072,779                --               2,072,779
   Investments, available-for-sale, at fair value .........           943,338                --                 943,338
   Prepaid expenses and other current assets ..............         2,677,460                --               2,677,460
                                                                 ------------      ------------            ------------
         Total current assets .............................        28,753,266        (2,237,788)             26,515,478
                                                                 ------------      ------------            ------------

OTHER ASSETS:
   Debt issuance costs, net ...............................           312,545                --                 312,545
   Prepaid pension costs ..................................         3,569,456                --               3,569,456
   Intangible assets - pension ............................         2,371,699                --               2,371,699
                                                                 ------------      ------------            ------------
         Total other assets ...............................         6,253,700                --               6,253,700
                                                                 ------------      ------------            ------------

PROPERTY, PLANT AND EQUIPMENT, NET ........................        75,839,780                --              75,839,780
                                                                 ------------      ------------            ------------
              Total assets ................................      $110,846,746      $ (2,237,788)           $108,608,958
                                                                 ============      ============            ============

                                                                                    Pro forma
                                                                  Historical        Adjustments              Pro forma
LIABILITIES AND STOCKHOLDERS' EQUITY (DEFICIT)

CURRENT LIABILITIES:
   Accounts payable .......................................      $  2,864,601      $         --            $  2,864,601
   Accrued personal property, real estate and other
     taxes ................................................         1,901,743                --               1,901,743
   Accrued interest, payroll and other current
     liabilities ..........................................         4,499,778                --               4,499,778
                                                                 ------------      ------------            ------------
         Total current liabilities ........................         9,266,122                --               9,266,122
                                                                 ------------      ------------            ------------

LONG-TERM DEBT AND OTHER LIABILITIES:
   Long-term debt .........................................        42,000,000                --              42,000,000
   Deferred income taxes, net .............................        10,973,874                --              10,973,874
   Postretirement benefit obligation ......................        10,315,190                --              10,315,190
   Accrued pension costs ..................................         2,804,302                --               2,804,302
   Investment in Horizon PCS ..............................       470,934,704                --             470,934,704
   Other long-term liabilities ............................         2,087,955                --               2,087,955
                                                                 ------------      ------------            ------------
         Total long-term debt and other liabilities .......       539,116,025                --             539,116,025
                                                                 ------------      ------------            ------------
           Total liabilities ..............................       548,382,147                --             548,382,147
                                                                 ------------      ------------            ------------

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS' EQUITY (DEFICIT):
   Common stock - class A, no par value, 200,000
     shares authorized, 99,726 shares issued and
     90,561 shares outstanding, stated at $4.25 per
     share ................................................           423,836                --                 423,836
   Common stock - class B, no par value, 500,000
     shares authorized, 299,507 shares issued and
     271,983 shares outstanding (259,983 pro forma),
     stated at $4.25 per share ............................         1,272,905                --               1,272,905
   Treasury stock - 36,689 shares (48,689 pro forma),
     at cost ..............................................        (5,504,700)       (1,980,000)(1)          (7,484,700)
   Accumulated other comprehensive income (loss), net .....            49,748                --                  49,748
   Additional paid-in capital .............................        73,200,389                --              73,200,389
   Deferred stock compensation ............................           (13,587)               --                 (13,587)
   Retained deficit .......................................      (506,963,992)         (257,788)(2-5)      (507,221,780)
                                                                 ------------      ------------            ------------
           Total stockholders' equity (deficit) ...........      (437,535,401)       (2,237,788)           (439,773,189)
                                                                 ------------      ------------            ------------
              Total liabilities and stockholders'
              equity (deficit) ............................      $110,846,746      $ (2,237,788)           $108,608,958
                                                                 ============      ============            ============

Pro Forma Adjustments:

            (1) $1,980,000 cash outlay for fractional shares at $165 per share, approximately 12,000 shares.

            (2) $495,000 in legal, financial advisor, accounting and other fees related to the transactions.

            (3) Dividends paid are reduced by $46,800, due to less outstanding shares, 12,000 shares at $1.30 per quarter.

            (4) Interest income is reduced by $17,775 due to lower cash balance.

            (5) Income tax adjustment of 40.6%, or $208,167.

            Pro forma adjustments for the nine months ended September 30, 2004 exclude $252,500 of estimated fee savings during the period due to no longer being subject to periodic reporting obligations under the Exchange Act.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 2004
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                     Pro forma
                                                                   Historical        Adjustments            Pro forma
                                                                   ----------        -----------            ---------

OPERATING REVENUES:
     Basic local and long-distance service ................       $11,333,094          $      --            $11,333,094
     Network access .......................................        15,549,161                 --             15,549,161
     Other local exchange services ........................         7,410,423                 --              7,410,423
     Internet access and information services .............         2,852,235                 --              2,852,235
     All other ............................................         3,735,446                 --              3,735,446
                                                                  -----------          ---------            -----------
           Total operating revenues .......................        40,880,359                 --             40,880,359
                                                                  -----------          ---------            -----------

OPERATING EXPENSES:
     Cost of goods sold ...................................           852,172                 --                852,172
     Cost of services (exclusive of items shown
       separately below) ..................................        13,288,035                 --             13,288,035
     Selling and marketing ................................         1,459,332                 --              1,459,332
     General and administrative (exclusive of items
       shown separately below) ............................        15,854,916            495,000 (1)         16,349,916
     Non-cash compensation ................................             1,935                 --                  1,935
     Depreciation and amortization ........................         6,916,792                 --              6,916,792
                                                                  -----------          ---------            -----------
           Total operating expenses .......................        38,373,182            495,000             38,868,182
                                                                  -----------          ---------            -----------

OPERATING INCOME (LOSS) ...................................         2,507,177           (495,000)             2,012,177
                                                                  -----------          ---------            -----------

NONOPERATING INCOME (EXPENSE):
     Interest expense, net ................................        (2,101,445)                --             (2,101,445)
     Gain (loss) on sale of investment ....................           753,282                 --                753,282
     Interest income and other, net .......................           261,813            (17,775)(2)            244,038
                                                                  -----------          ---------            -----------
           Total nonoperating income (expense) ............        (1,086,350)           (17,775)            (1,104,125)
                                                                  -----------          ---------            -----------

INCOME (LOSS) BEFORE INCOME TAX BENEFIT (EXPENSE) .........         1,420,827           (512,775)               908,052

INCOME TAX BENEFIT (EXPENSE) ..............................          (709,397)           208,167(4)            (501,230)
                                                                  -----------          ---------            -----------

NET INCOME (LOSS) .........................................       $   711,430          $(304,608)           $   406,822
                                                                  ===========          =========            ===========

Net income (loss) per share:
Basic .....................................................       $      1.96          $   (0.80)           $      1.16
                                                                  ===========          =========            ===========
Diluted ...................................................       $      1.96          $   (0.80)           $      1.16
                                                                  ===========          =========            ===========
Weighted-average common shares outstanding:
Basic .....................................................           362,538            (12,000)(3)            350,538
                                                                  ===========          =========            ===========
Diluted ...................................................           362,699            (12,000)(3)            350,699
                                                                  ===========          =========            ===========

Pro Forma Adjustments:

            (1) $495,000 in legal, financial advisor, accounting and other fees related to the transactions.

            (2) Interest income is reduced by $17,775 due to a lower cash balance.

            (3) Buy back fractional shares totaling 12,000 shares.

            (4) Income tax adjustment of 40.6%, or $208,167.

            Pro forma adjustments for the nine months ended September 30, 2004, exclude $252,500 in fee savings due to no longer being subject to periodic reporting obligations under the Exchange Act.

                 PRO FORMA CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 2003
                                   (Unaudited)
--------------------------------------------------------------------------------

                                                                                     Pro forma
                                                                  Historical         Adjustments             Pro forma
                                                                  ----------         -----------             ---------

OPERATING REVENUES:
   PCS subscriber and roaming .............................     $ 151,897,229         $      --           $ 151,897,229
   PCS equipment ..........................................         4,408,297                --               4,408,297
   Basic local and long-distance ..........................        18,289,457                --              18,289,457
   Network access .........................................        21,901,539                --              21,901,539
   Equipment systems sales, information services,
     Internet access and other ............................        11,148,311                --              11,148,311
                                                                -------------         ---------           -------------
       Total operating revenues ...........................       207,644,833                --             207,644,833
                                                                -------------         ---------           -------------

OPERATING EXPENSES:
   Cost of goods sold .....................................        12,548,365                --              12,548,365
   Cost of services (exclusive of items shown
     separately below) ....................................       133,765,571                --             133,765,571
   Selling and marketing ..................................        30,380,651                --              30,380,651
   General and administrative (exclusive of items
     shown separately below) ..............................        42,568,330           495,000 (1)          43,063,330
   Non-cash compensation ..................................           278,275                --                 278,275
   (Gain) Loss on sale of property and equipment ..........           216,312                --                 216,312
   Impairment of intangible assets and property and
     equipment ............................................        73,760,278                --              73,760,278
   Depreciation and amortization ..........................        34,600,579                --              34,600,579
   PCS restructuring charges ..............................         4,509,128                --               4,509,128
                                                                -------------         ---------           -------------
       Total operating expenses ...........................       332,627,489           495,000             333,122,489
                                                                -------------         ---------           -------------

OPERATING LOSS ............................................      (124,982,656)         (495,000)           (125,477,656)
                                                                -------------         ---------           -------------

NONOPERATING INCOME (EXPENSE):
   Interest expense, net ..................................       (44,374,286)               --             (44,374,286)
   Subsidiary preferred stock dividends ...................        (7,815,505)               --              (7,815,505)
   Interest income and other, net .........................           668,472           (29,600)(2)             638,872
                                                                -------------         ---------           -------------
       Total non-operating expense ........................       (51,521,319)          (29,600)            (51,550,919)
                                                                -------------         ---------           -------------

LOSS BEFORE INCOME TAX BENEFIT (EXPENSE) AND MINORITY
   INTEREST ...............................................      (176,503,975)         (524,600)           (177,028,575)

INCOME TAX BENEFIT (EXPENSE) ..............................         6,148,844           212,988(4)            6,361,832

MINORITY INTEREST IN LOSS .................................                24                --                      24
                                                                -------------         ---------           -------------

NET LOSS ..................................................     $(170,355,107)        $(311,612)          $(170,666,719)
                                                                =============         =========           =============

Basic and diluted net loss per share ......................     $     (469.96)        $  (16.98)(3)       $     (486.94)
                                                                =============         =========           =============
Weighted-average common shares outstanding ................           362,487           (12,000)                350,487
                                                                =============         =========           =============

Pro Forma Adjustments:

            (1) $495,000 in legal, financial advisor, accounting and other fees related to the transactions.

            (2) Interest income is reduced by $29,600 due to a lower cash balance.

            (3) Buy back fractional shares.

            (4) Income tax adjustment of 40.6%, or $212,988.

            Pro forma adjustments for the twelve months ended December 31, 2003 exclude $315,000 in estimated fee savings due to no longer being subject to periodic reporting obligations under the Exchange Act.

Recommendation of the Board

            Based upon the recommendation of the Special Transactions Committee and upon its own evaluation, the Board has unanimously determined that the Reverse/Forward Stock Splits are in the best interest of the Company and are fair to the affiliated and unaffiliated holders of Class A Shares and Class B Shares, including the Cashed Out Holders and Continuing Holders.

Stock Certificates

            We have appointed the Transfer Agent to act as exchange agent to carry out the exchange of certificates held by Cashed Out Holders for cash. On the Effective Date, all stock certificates evidencing ownership of Class B Shares held by Cashed Out Holders shall be deemed cancelled without further action by the holders thereof. Thereafter, such certificates, rather than representing an ownership interest in the Company, will represent only the right to receive cash upon the exchange of such certificates equal to $165 per Class B Share.

            The Transfer Agent will furnish Cashed Out Holders with the necessary materials and instructions to effect the surrender of their Class B Share stock certificate(s) promptly following the Effective Date. The letter of transmittal will direct how such certificates are to be surrendered for cash. Cashed Out Holders must complete and sign the letter of transmittal and return it with their Class B Share stock certificate(s) to the Transfer Agent in accordance with the instructions set forth on the transmittal letter before they can receive cash payment for their Class B Shares. Do not send your stock certificates to us, and do not send them to the Transfer Agent until you have received a transmittal letter and followed the instructions therein.

            In connection with the Reverse/Forward Stock Splits, the Class B Shares will be identified by a new Committee on Uniform Security Procedures, or CUSIP, number. This new

CUSIP number will appear on all stock certificates representing Class B Shares issued after the Effective Date.

            No service charges will be payable by holders of Class B Shares in connection with the exchange of certificates or the payment of cash in lieu of issuing fractional shares. All expenses of the Reverse/Forward Stock Splits will be borne by us.

Material Federal Income Tax Consequences

            We summarize below the material federal income tax consequences to the Company and to holders of Class B Shares resulting from the Reverse/Forward Stock Splits. This summary is based on the provisions of the Internal Revenue Code of 1986, as amended (the "Code"), the Treasury Department Regulations (the "Regulations") issued pursuant thereto, and published rulings and court decisions in effect as of the date hereof, all of which are subject to change.
This summary does not take into account possible changes in such laws or interpretations, including amendments to the Code, applicable statutes, Regulations and proposed Regulations or changes in judicial or administrative rulings; some of which may have retroactive effect. No assurance can be given that any such changes will not adversely affect this summary. This summary is not binding on the Internal Revenue Service.

            This summary does not address all aspects of the possible federal income tax consequences of the Reverse/Forward Stock Splits and is not intended as tax advice to any person or entity. In particular, and without limiting the foregoing, this summary does not consider the federal income tax consequences to holders of Class B Shares in light of their individual investment circumstances nor to holders of Class B Shares subject to special treatment under the federal income tax laws (for example, tax exempt entities, life insurance companies, regulated investment companies and foreign taxpayers), or who hold, have held, or will hold, stock as part of a straddle, hedging, or conversion transaction for federal income tax purposes. In addition, this summary does not address any consequences of the Reverse/Forward Stock Splits under any state, local or foreign tax laws.

            We will not obtain a ruling from the Internal Revenue Service or an opinion of counsel regarding the federal income tax consequences to the holders of Class B Shares as a result of the Reverse/Forward Stock Splits. Accordingly, you are encouraged to consult your own tax advisor regarding the specific tax consequences of the proposed transaction, including the application and effect of state, local and foreign income and other tax laws.

            This summary assumes that you are one of the following: (i) a citizen or resident of the United States, (ii) a domestic corporation, (iii) an estate the income of which is subject to United States federal income tax regardless of its source or (iv) a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust. This summary also assumes that you have held and will continue to hold your Class B Shares as capital assets for federal income tax purposes.

            You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences, applicable to your specific circumstances.

            We believe that the Reverse/Forward Stock Splits will be treated as a tax-free "recapitalization" for federal income tax purposes. This treatment will result in no material federal income tax consequences to the Company. However, you may not qualify for tax free "recapitalization" treatment for federal income tax purposes, depending on whether you are receiving cash or stock pursuant to the Reverse/Forward Stock Splits.

Federal Income Tax Consequences to Continuing Stockholders

            If you (i) continue to hold Class B Shares directly immediately after the Reverse/Forward Stock Splits and (ii) you receive no cash as a result of the Reverse/Forward Stock Splits, you should not recognize any gain or loss in the Reverse/Forward Stock Splits for federal income tax purposes. Your aggregate adjusted tax basis in your Class B Shares held immediately after the Reverse/Forward Stock Splits will be equal to your aggregate adjusted tax basis in your Class B Shares held immediately prior to the Reverse/Forward Stock Splits. You will have the same holding period in your Class B Shares held immediately after the Reverse/Forward Stock Splits as you had in your Class B Shares immediately prior to the Reverse/Forward Stock Splits.

Federal Income Tax Consequences to Cashed Out Stockholders

            If you (i) receive cash in exchange for fractional Class B Shares as a result of the Reverse/Forward Stock Splits; (ii) you do not continue to hold any stock of the Company directly immediately after the Reverse/Forward Stock Splits; and (iii) you are not related to any person or entity that holds stock of the Company immediately after the Reverse/Forward Stock Splits, you will recognize capital gain or loss on the Reverse/Forward Stock Splits for federal income tax purposes, with such gain measured by the difference between the cash you receive for your cashed out Class B Shares and your aggregate adjusted tax basis in such shares.

            If you receive cash in exchange for fractional Class B Shares as a result of the Reverse/Forward Stock Splits, but either continue to directly own stock of the Company immediately after the Reverse/Forward Stock Splits, or are related to a person or entity who continues to hold stock of the Company immediately after the Reverse/Forward Stock Splits, you will recognize capital gain or loss in the same manner as set forth in the previous paragraph, provided that your receipt of cash either (i) is "not essentially equivalent to a dividend" or (ii) constitutes a "substantially disproportionate redemption of stock," as described below.

            "Not Essentially Equivalent to a Dividend." You will satisfy the "not essentially equivalent to a dividend" test if the reduction in your proportionate interest in the Company resulting from the Reverse/Forward Stock Splits (taking into account for this purpose the stock of the Company owned by persons related to you) is considered a "meaningful reduction" given your particular facts and circumstances. The Internal Revenue Service has ruled that a small reduction by a minority stockholder whose relative stock interest is minimal and who exercises no control over the affairs of the corporation will satisfy this test.

            "Substantially Disproportionate Redemption of Stock." The receipt of cash in the Reverse/Forward Stock Splits will be a "substantially disproportionate redemption of stock" for you if the percentage of the outstanding shares of stock of the Company owned by you (and by persons related to you) immediately  after the  Reverse/Forward  Stock Splits is
(a)  less  than  50% of all  outstanding  shares  and (b)  less  than 80% of the percentage of shares of stock owned by you immediately before the Reverse/Forward Stock Splits.

            In applying these tests, you will be treated as owning shares of stock of the Company actually or constructively owned by certain individuals and entities related to you. If your receipt of cash in exchange for stock is not treated as capital gain or loss under any of the tests, it will be treated first as ordinary dividend income to the extent of your ratable share of the Company's current and accumulated earnings and profits, then as a tax-free return of capital to the extent of your aggregate adjusted tax basis in your shares, and any remaining amount will be treated as capital gain. See "Capital Gain and Loss" and "Special Rate for Certain Dividends," below.

Capital Gain and Loss

            For individuals, net capital gain (defined generally as your total capital gains in excess of capital losses for the year) recognized upon the sale of capital assets that have been held for more than 12 months generally will be subject to tax at a rate not to exceed 15%. Net capital gain recognized from the sale of capital assets that have been held for 12 months or less will continue to be subject to tax at ordinary income tax rates. Capital gain recognized by a corporate taxpayer will continue to be subject to tax at the ordinary income tax rates applicable to corporations. There are limitations on the deductibility of capital losses.

Special Rate for Certain Dividends

            In general, dividends are taxed at ordinary income rates. However, you may qualify for a 15% rate of tax on any cash received in the Reverse/Forward Stock Splits that is treated as a dividend as described above, if (i) you are an individual or other non-corporate stockholder; (ii) you have held the share of stock of the Company with respect to which the dividend was received for more than 60 days during the 120-day period beginning 60 days before the ex-dividend date, as determined under the Code; and (iii) you were not obligated during such period (pursuant to a short sale or otherwise) to make related payments with respect to positions in substantially similar or related property. You are urged to consult with your tax advisor regarding your applicability for, and the appropriate federal, state, local, foreign or other tax treatment of, any such dividend income.

Backup Withholding

            Holders of Class B Shares will be required to provide their social security or other taxpayer identification numbers (or, in some instances, additional information) to the Transfer Agent in connection with the Reverse/Forward Stock Splits to avoid backup withholding requirements that might otherwise apply. The letter of transmittal will require each holder of Class B Shares to deliver such information when the Class B Share certificates are surrendered following the Effective Date of the Reverse/Forward Stock Splits. Failure to provide such information may result in backup withholding.

            As explained above, the amounts paid to you as a result of the Reverse/Forward Stock Splits may result in dividend income, capital gain income, or some combination of dividend and capital gain income to you depending on your individual circumstances. You should consult your tax advisor as to the particular federal, state, local, foreign, and other tax consequences of the transaction, in light of your specific circumstances.

Unavailability of Appraisal or Dissenters' Rights

            No appraisal or dissenters' rights are available under Ohio law, or the Company's Amended and Restated Articles of Incorporation or Code of Regulations to holders of Class B Shares who vote against the Reverse/Forward Stock Splits. There may exist other rights or actions under Ohio law or federal and state securities laws for stockholders who can demonstrate that they have been damaged by the Reverse/Forward Stock Splits. Although the nature and extent of such rights or actions are uncertain and may vary depending on facts or circumstances, stockholder challenges to corporate action in general are related to the fiduciary responsibilities of corporate directors and officers and to the fairness of corporate transactions.

Reservation of Rights

            Although we are requesting your approval of the proposed amendments to our Amended and Restated Articles of Incorporation, the Board reserves the right to decide, in its discretion, to withdraw the proposed amendments from the agenda of the Special Meeting prior to any vote thereon or to abandon the Reverse/Forward Stock Splits after such vote and before the Effective Date even if the proposal is approved. Although the Board presently believes that the proposed amendments are in the best interest of the Company, and thus has recommended a vote for the proposed amendments, the Board nonetheless believes that it is prudent to recognize that, between the date of this Proxy Statement and the Effective Date, factual circumstances could possibly change such that it might not be appropriate or desirable to effect the Reverse/Forward Stock Splits at that time. Such reasons include any change in the nature of the stockholdings of the Company prior to the Effective Date which would result in the Company being unable to reduce the number of holders of record of Class B Shares to below 300 as a result of the Reverse/Forward Stock Splits. If the Board decides to withdraw the proposed amendment from the agenda of the Special Meeting, the Board will notify the Company's stockholders of such decision promptly by mail and by announcement at the Special Meeting. If the Board decides to abandon the Reverse/Forward Stock Splits after the Special Meeting and before the Effective Date, the Board will notify the Company's stockholders of such decision promptly by mail or by press release and any other appropriate public disclosure.

Price Range of Class A Shares and Class B Shares

            There is currently no market for the Class A Shares and Class B Shares. The Class A Shares and Class B Shares historically have traded principally in local transactions without the benefit of an established public trading market or an organized system for reporting prices paid.

            On __________, 2005, there were _________ Class A Shares and ________ Class B Shares outstanding held by approximately ___ and ___ holders of record, respectively. Such number of holders of record of Class A Shares and Class B Shares does not include beneficial owners of Class A Shares and Class B Shares whose shares are held in street name through a broker, trustee or other nominee.

Dividends on Class B Shares

            We paid quarterly dividends on the Class B Shares during the calendar years 2004, 2003 and 2002 as follows:

                           2004       2003       2002
                           ----       ----       ----

First Quarter             $1.30      $1.30      $1.25
Second Quarter            $1.30       1.30       1.25
Third Quarter             $1.30       1.30       1.25
Fourth Quarter            $1.30       1.30       1.25

            Dividends are paid only as and when declared by the Board, in its sole discretion, based on our financial condition, results of operation, market conditions and such other factors as it may deem appropriate.

Escheat Laws

            The unclaimed property and escheat laws of each state provide that under circumstances defined in that state's statutes, holders of unclaimed or abandoned property must surrender that property to the state. Cashed Out Holders whose addresses are unknown to the Company, or who do not return their stock certificates and request payment therefor, generally will have a period of years from the effective time in which to claim the cash payment payable to them. For example, with respect to Cashed Out Holders whose last known addresses are in Ohio, as shown by the records of the Company, the period is five years. Following the expiration of that five-year period, the relevant provisions the Ohio Revised Code would likely cause the cash payments to escheat to the State of Ohio. For Cashed Out Holders who reside in other states or whose last known addresses, as shown by the records of the Company, are in states other than Ohio, such states may have abandoned property laws which call for such state to obtain either (i) custodial possession of property that has been unclaimed until the owner reclaims it or (ii) escheat of such property to the state. Under the laws of such other jurisdictions, the "holding period" or the time period which must elapse before the property is deemed to be abandoned may be shorter or longer than five years. If the Company does not have an address for a Cashed Out Holder, then the unclaimed cash out payment would be turned over to its state of incorporation, the state of Ohio, in accordance with its escheat laws.

Regulatory Approvals

            The Company is not aware of any material governmental or regulatory approval required for completion of the Reverse/Forward Stock Splits, other than compliance with the relevant federal and state securities laws and the corporate laws of Ohio.

Interest of Certain Persons in Matters to be Acted Upon

            The Class A Shares and Class B Shares beneficially owned by the executive officers and directors of the Company is set forth in the table below. The Class A Shares will not be included within the Reverse/Forward Stock Splits. The Reverse/Forward Stock Splits will not impact affiliated holders of Class B Shares differently from unaffiliated holders of Class B Shares on the basis of affiliate status. The sole determining factor in whether a holder of Class B Shares will become a Cashed Out Holder or Continuing Holder as a result of the Reverse/Forward Stock Splits is the number of Class B Shares held by such holder immediately prior to Reverse/Forward Stock Splits. The executive officers and directors of the Company will receive no extra or special benefit not shared on a pro rata basis by all other holders of the Class B Shares, except that by deregistering the Class B Shares under the Exchange Act subsequent to the consummation of the Reverse/Forward Stock Splits, the Company will no longer be prohibited, pursuant to Section 402 of the Sarbanes-Oxley Act, from making personal loans to its executive officers and directors. The Company does not have a present intention of making loans to its executive officers and directors, nor was the ability to make such loans a reason considered by the Board or the Special Transactions Committee in evaluating the benefits of the Reverse/Forward Stock Splits. If the Reverse Stock Splits are implemented the executive officers and directors of the Company will not benefit by any material increase in their percentage ownership of Class B Shares. See "Special Factors--"Fairness of the Transaction--Factors in Support of the Reverse/Forward Stock Splits--No Material Change in Percentage Ownership of Executive Officers and Directors."

            The following table sets forth information regarding the beneficial ownership of the Class A Shares and Class B Shares, as of September 30, 2004, by
(i) each person who, to our knowledge, is the beneficial owner of 5% or more of a class of our outstanding common stock; (ii) each of our directors and executive officers; and (iii) all of our executive officers and directors as a group.

            Beneficial ownership is determined in accordance with Rule 13d-3 of the Exchange Act. A person is deemed to be the beneficial owner of Shares if that person has or shares voting power or investment power with respect to such Shares, or has the right to acquire beneficial ownership of such Shares at any time within 60 days of the date of the table. "Voting power" is the power to vote or direct the voting of Shares and "investment power" is the power to dispose or direct the disposition of Shares. Except as noted below, to the best of the Company's knowledge, each of the persons listed in the table has sole voting and investment powers with respect to the Class A Shares and Class B Shares beneficially owned. For purposes of the table, we have used the number of Class A Shares and Class B Shares outstanding as of September 30, 2004 (i.e., 90,561 and 271,983, respectively).

                                        Class A Shares (1)    Class B Shares (1)
                                        ------------------    ------------------
Name and Address (2)                    Number    Percent     Number    Percent
--------------------                    ------    -------     ------    -------

Robert McKell.......................     2,019      2.2%       4,463      1.6%
Thomas McKell (3)...................     7,638      8.4%      22,620      8.3%
Jack E. Thompson (4)................       423        *        1,368       *
Phoebe H. McKell (5)................     2,625      2.9%       7,969      2.9%
Joseph S. McKell (6)................     8,993      9.9%      26,979      9.9%
David McKell (7)....................     9,294     10.3%      27,882     10.3%
Helen M. Sproat (8).................     6,165      6.8%      17,375      6.4%
John E. Herrnstein (9)..............       105       *           495       *
Jerry B. Whited.....................        --       --           --       --
Donald L. McNeal....................        --       --          500       *
Joel  Gerber........................        --       --           --       --

All Executive Officers and Directors
as a Group (11 persons).............    37,262     41.1%     109,651     40.3%

----------
* Less than one percent.

(1) Holders of Class A Shares are entitled to one vote per share. Holders of Class B Shares do not have voting rights, except as required by law.

(2) The address for Horizon Telcom, Inc. and each executive officer and director is 68 East Main Street, Chillicothe, Ohio 45601-0480.

(3) Includes 6,623 Class A Shares and 19,575 Class B Shares held by a trust. Mr. McKell shares voting and investment power over these shares. A separate trust owns 1,015 Class A Shares and 3,045 Class B Shares. Mr. McKell's wife shares voting and investment power over these shares. Mr. McKell disclaims beneficial ownership of the shares owned by his wife.

(4) Includes 213 Class A Shares and 639 Class B Shares owned by Mr. Thompson's wife. Mr. Thompson disclaims beneficial ownership of these shares. Includes 57 Class B Shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of the date hereof.

(5) Includes 80 Class A Shares and 240 Class B Shares held by Ms. McKell's husband. Ms. McKell disclaims beneficial ownership of these shares. Includes 57 Class B Shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of the date hereof.

(6) Includes 415 Class A Shares and 1,245 Class B Shares owned by Dr. McKell's wife. Dr. McKell disclaims beneficial ownership of these shares.

(7) These shares are owned by a trust. Dr. McKell shares voting and investment powers over these shares. Dr. McKell disclaims beneficial ownership of these shares.

(8) Includes 385 Class A Shares and 1,155 Class B Shares held by Ms. Sproat's husband. Ms. Sproat disclaims beneficial ownership of these shares.

(9) Includes 94 Class B Shares issuable upon exercise of stock options that are presently exercisable or exercisable within 60 days of the date hereof.

                        THE BOARD UNANIMOUSLY RECOMMENDS
           A VOTE "FOR" APPROVAL OF THE REVERSE/FORWARD STOCK SPLITS.

                                  OTHER MATTERS

            The Board is not aware of other matters that are likely to be brought before the Special Meeting. However, in the event that any other matters properly come before the Special Meeting that were unknown to the Company a reasonable time before the solicitation of proxies hereunder, the persons named in the enclosed proxy are expected to vote the Shares represented thereby on such matters in accordance with their best judgment in the interest of the Company.

                      PERSONS MAKING THE PROXY SOLICITATION
                       AND THE COSTS ASSOCIATED THEREWITH

            The enclosed proxy is solicited on behalf of the Board. We will pay the cost of preparing, assembling, printing, mailing and distributing these special meeting materials and soliciting votes. In addition to solicitation by mail, telephone, facsimile, electronic communication or personal solicitation may also be undertaken by our directors, executive officers or regular employees, for which they will receive no additional compensation. Brokerage houses and other nominees, fiduciaries, and custodians nominally holding Shares as of the record date will be requested to forward proxy soliciting material to the beneficial owners of such Shares, and will be reimbursed by us for their reasonable expenses.

            The repurchase of the Cashed Out Stockholders' fractional Class B Shares resulting from the Reverse/Forward Stock Splits is estimated to cost approximately $2,000,000. The following is an estimate of the costs incurred or expected to be incurred by us in connection with the Reverse/Forward Stock Splits. Final costs of the transaction may be greater than the estimates shown below.

Purchase of Cashed Out Stockholder's Fractional Class B Shares:    $2,000,000

Legal fees:                                                         $ 200,000
Financial Advisor fees:                                             $ 250,000
Accounting fees:                                                    $  25,000
Filing fees:                                                        $  15,000
Printing, mailing and other costs:                                  $   5,000
     Total fees:                                                    $ 495,000

                                       Grand Total:                $2,495,000
                                                                   ==========

            We intend to finance the Reverse/Forward Stock Splits by using cash on hand.

                            PROPOSALS OF STOCKHOLDERS

      In the event that the Reverse/Forward Stock Splits are not consummated and we remain a public reporting company, proposals of stockholders intended to be presented at next year's Annual Meeting of Stockholders must be received within a reasonable time before solicitation of proxies for such meeting is made pursuant to Rule 14a-8 promulgated under the Exchange Act. If we remain a public reporting company and fix a date for next year's Annual Meeting of Stockholders, we will notify you of the meeting date and deadlines for delivering any stockholder proposals.

                          COMMISSION HOUSEHOLDING RULES

      As permitted by the Commission's "householding" rules, if you share an address with another stockholder, you may receive only one set of this Proxy Statement and the other Special Meeting materials unless you have provided contrary instructions. Any record stockholder who shares an address with another record stockholder and has received only one set of the Special Meeting materials, may receive a separate set of such materials, without charge, upon written request addressed to:

Horizon Telcom, Inc.
68 East Main Street
Chillicothe, Ohio 45601-0480
Attn: Ms. Betty Uhrig

                          INFORMATION ABOUT THE COMPANY

Business Overview

            The Company, through its operating subsidiaries, is a facilities-based telecommunications carrier that provides a variety of voice and data services to commercial, residential/small business and local market segments. The Company provides landline telephone service, very-high digital subscriber line television service and Internet access services to the southern Ohio region, principally in and surrounding Chillicothe, Ohio. The Company is incorporated under the laws of Ohio and was organized in 1996 pursuant to the corporate reorganization of The Chillicothe Telephone Company ("Chillicothe Telephone") into a holding company structure. Chillicothe Telephone began its operations in 1895. The Company's principal executive offices are located at 68 East Main Street, Chillicothe, Ohio 45601-0480. The telephone number of the Company's principal executive offices is (740) 772-8200.

Management of the Company

            The executive officers and directors of the Company are set forth below.

      o     Executive Officers

            Robert McKell, Chairman of the Board

            Thomas McKell, President

            Jack E. Thompson, Chief Financial Officer, Treasurer and Secretary

      o     Directors

            Robert McKell

            Thomas McKell

            Jack E. Thompson

            Joseph S. McKell

            David McKell

            Helen M. Sproat

            John E. Herrnstein

            Jerry B. Whited

            Donald L. McNeal

            Joel Gerber

            Robert McKell, Thomas McKell, David McKell and Joseph McKell are brothers. Ms. Sproat is their sister.

            The address of each executive officer and director of the Company is c/o Horizon Telcom, Inc., 68 East Main Street, Chillicothe, Ohio 45601-0480.

            Information regarding the background of the Company's executive officers and directors is set forth below.

            Robert McKell has served as Chairman of the Board and a director of Horizon since its inception in 1996, Chairman of Chillicothe Telephone from 1988 to 1996, and President of Chillicothe Telephone from 1962 to 1998. He received a Bachelor of Science degree in Electrical Engineering from the University of Colorado, served as a second lieutenant in the Army Signal Corps during World War II, and has 57 years of telecommunications experience.

            Thomas McKell has served as President and a director of Horizon since its inception in 1996 and of Chillicothe Telephone from 1988 to 1996. He was Vice President of Chillicothe Telephone from 1962 to 1988. He received a Bachelor of Science degree in Electrical Engineering from the University of Colorado and has 48 years of telecommunications experience. Tom is a member of the Advisory Board of the Huntington National Bank in Chillicothe, Ohio.

            Jack E. Thompson has been Secretary and a director of Horizon since its inception in 1996 and was its Chief Financial Officer from 1996 until 2000. In October 2004, Mr. Thompson was appointed as Chief Financial Officer and Treasurer of the Company. He was

Treasurer of Chillicothe Telephone from 1975 to 1996, and has served as Secretary and a director of Chillicothe Telephone since 1982. Jack received a Bachelor of Science degree in Accounting from The Ohio State University and has 37 years of telecommunications experience.

            John E. Herrnstein has been a director of Horizon since its inception in 1996 and was a director of Chillicothe Telephone from 1981 to 1996. He is Chairman of the Compensation Committee and a member of the Audit
Committee. John has been a registered representative and financial consultant for 21 years and is currently working for McDonald Financial Group. He is a graduate of the University of Michigan.

            David McKell has been a director of Horizon since its inception in 1996 and was a director of Chillicothe Telephone from 1966 to 1996. He received his Bachelor of Arts degree from Miami (Ohio) University and M.D. degree from the University of Cincinnati. Dr. McKell has retired after a career of practicing family medicine in Chillicothe, Ohio. He is a member of the Board of Directors of the Ross County Health District.

            Joseph S. McKell has been a director of Horizon since its inception in 1996 and was a director of Chillicothe Telephone from 1983 to 1996. Dr. McKell, a physician, has practiced medicine in Chillicothe, Ohio for more than forty years. He was awarded a Purple Heart during his service in the Army of the United States during World War II. He received his Bachelor of Science degree and M.D. degree from the University of Colorado.

            Donald L. McNeal was appointed a director of Horizon in November 2002. Don joined the Mead Corporation in 1962 and retired in 1992 as Vice President of Mead's Human Resources School and Office Products Division after working his entire business career in Mead's Human Resources Department. Don is a member of the Compensation Committee. After graduating from The Ohio State University in 1959 with a Bachelors Degree in Industrial Management, he served as a captain in the United States Air Force.

            Helen M. Sproat has been a director of Horizon since its inception in 1996 and a director of Chillicothe Telephone since 1988. She has been the owner and manager of Hidden Hill Gallery in Springboro, Ohio, since 1970. She has been a United States equestrian judge for about 30 years. Helen is Secretary and a trustee of the Springboro Area Historical Society and director of their Underground Railroad tours and educational programs. She attended the University of Colorado.

            Jerry B. Whited has been a director of Horizon since November 2001 and is Chairman of the Audit Committee. Jerry is a partner in the CPA firm of Whited, Seigneur, Sams and Rahe. He is a member of the board of directors of the Citizens National Bank and serves on various boards and committees of local non-profit organizations. Jerry is a graduate of Bowling Green State University.

            Joel Gerber was appointed a director of Horizon in May 2003. He is Agency Principal/President of Gerber Insurance and Financial Services and a partner in Timberidge Heights, a real estate development company. Joel is a member of the Audit Committee and the Compensation Committee. He serves on the advisory board of the Huntington National Bank in Chillicothe, Ohio. Joel attended Ohio University and The American College after serving in the

United States Navy. He was recognized as the 2000 "Citizen of the Year" by the Chillicothe, Ohio Jaycees.

            To the Company's knowledge, none of the Company's executive officers or directors has been convicted in a criminal proceeding during the past five years (excluding traffic violations or similar misdemeanors) or has been a party to any judicial or administrative proceeding during the past five years (except for matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

            Each of the Company's executive officers and directors is a citizen of the United States of America.

                              AVAILABLE INFORMATION

            The Reverse/Forward Stock Splits will constitute a "going-private" transaction for purposes of Rule 13e-3 of the Exchange Act. As a result, the Company has filed the Schedule 13E-3 which contains additional information about the Company. Copies of the Schedule 13E-3 are available for inspection and copying at the principal executive offices of the Company during regular business hours by any interested shareholder of the Company, or a representative who has been so designated in writing, and may be inspected and copied, or obtained by mail, by written request addressed to:

Horizon Telcom, Inc.
68 East Main Street
Chillicothe, Ohio 45601-0480
Attn: Ms. Betty Uhrig

            The Company is currently subject to the information requirements of the Exchange Act and files periodic reports, proxy statements and other information with the Commission relating to its business, financial and other matters.

            Copies of such reports, proxy statements and other information, as well as the Schedule 13E-3, may be copied (at prescribed rates) at the public reference facilities maintained by the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. For further information concerning the Commission's public reference rooms, you may call the Commission at 1-800-SEC-0330. Some of this information may also be accessed on the World Wide Web through the Commission's Internet address at "http://www.sec.gov."

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

            In our filings with the Commission, information is sometimes incorporated by reference. This means that we are referring you to information that we have filed separately with the Commission. The information incorporated by reference should be considered part of this Proxy Statement, except for any information superceded by information contained directly in this Proxy Statement.

            This  Proxy  Statement   incorporates  by  reference  the  following
documents that we have previously filed with the Commission. They contain important information about the Company and its financial condition.

      o Our 2003 Report on Form 10-K for the year ended December 31, 2003 and

      o Our Quarterly Report on Form 10-Q for the quarter ended September 30, 2004.

            We also incorporate by reference any additional documents that we may file with the Commission under Section 13(a), 13(c), 14 or 15(d) of the Exchange Act between the date of this Proxy Statement and the date of the Special Meeting.

            We will provide, without charge, to each person to whom this Proxy Statement is delivered, upon written or oral request of such person and by first class mail or other equally prompt means within one business day of receipt of such request, a copy of any and all information that has been incorporated by reference, without exhibits unless such exhibits are also incorporated by reference in this Proxy Statement. You may obtain a copy of these documents and any amendments thereto by written request addressed to:

Horizon Telcom, Inc.
68 East Main Street
Chillicothe, Ohio 45601-0480
Attn.: Ms. Betty Uhrig

Dated: ___________, 2005                                   By Order of the Board

                                                           Jack E. Thompson
                                                           Secretary

                                                                       EXHIBIT A

                                FAIRNESS OPINION

                          Legg Mason Investment Banking
                      Legg Mason Wood Walker, Incorporated
                                   31st Floor
                                100 Light Street
                            Baltimore, Maryland 21202

December 7, 2004

The Special Transactions Committee of Horizon Telcom, Inc.
The Board of Directors of Horizon Telcom, Inc.
68 East Main Street
Chillicothe, Ohio 45601-0480

Attn: Chairman of the Special Transactions Committee

Dear Sirs:

            We have been advised that Horizon Telcom, Inc., ("Horizon" or the "Company") is considering making an amendment to the Company's Amended and Restated Articles of Incorporation ("Amendment") whereby Horizon would effect a 1-for-125 reverse stock split of its shares of Class B common stock ("Class B Shares"), such that holders of less than 125 Class B Shares (the "Cashing Out Holders") would have their Class B Shares cancelled and converted into the right to receive cash consideration equal to $165 per Class B Share ("Consideration") held by such holder immediately before the reverse stock split. We have also been advised that, immediately following the reverse stock split, Horizon will then complete a 125-for-1 forward stock split of the Class B Shares. The reverse stock split and forward stock split are referred to herein as "the Transaction." It is our understanding that approximately 10,000 to 15,000 Class B Shares will be cashed out in the Transaction.

            You have requested our opinion, as investment bankers, as to the fairness to the Cashing Out Holders, from a financial point of view, of the amount of Consideration they are to receive from Horizon in the Transaction.

            In connection with our opinion, we have, among other things:

            (i) reviewed the Amended and Restated Articles of Incorporation of the Company;

            (ii) reviewed and analyzed draft copies of the Amendment;

            (iii) reviewed and analyzed the audited consolidated financial statements of the Company contained in its Annual Report on Form 10-K for the fiscal years ended December 31, 2001, 2002 and 2003 and the unaudited consolidated financial statements of the Company contained in its Quarterly Report on Form 10-Q for the three months and nine months ended September 30, 2004;

            (iv) reviewed and analyzed certain internal information, primarily financial in nature, concerning the business and operations of the Company prepared and provided by the management of Horizon;

            (v) reviewed and analyzed financial projections for the Company as prepared by the management of Horizon;

            (vi) held meetings and discussions with certain members of the Board of Directors and management of the Company concerning the past and current operations, financial condition and prospects of Horizon;

            (vii) reviewed the reported stock prices and trading activity of the publicly-traded common stock of the Company;

            (viii) reviewed and analyzed certain publicly available operational, financial and stock market data relating to selected public companies that we deemed relevant to our inquiry;

            (ix) reviewed the financial terms, to the extent publicly available, of certain corporate acquisition transactions that we deemed relevant to our inquiry; and

            (x)   conducted   such  other   financial   studies,   analyses  and
investigations and considered such other information as we deemed necessary or appropriate for purpose of our opinion.

            In connection with our review, we assumed and relied, without independent verification, on the accuracy and completeness of all information that was publicly available, supplied or otherwise communicated to Legg Mason by or on behalf of the Company and we have further relied on the assurance of the management of the Company that they are unaware of any facts that would make the information provided to us incomplete or misleading. Legg Mason assumed, with the consent of the Company's management, that any material liabilities (contingent or otherwise, known or unknown) of the Company are set forth in its financial statements.

            Legg Mason has also relied upon the management of the Company as to the reasonableness and achievability of the financial forecasts and projections (and the assumptions and bases therein) provided to us for Horizon, and we have assumed such forecasts and projections were reasonably prepared on bases reflecting the best currently available estimates and judgments of management as to the future operating performance of Horizon. Such forecasts and projections were not prepared with the expectation of public disclosure. The forecasts and projections are based on numerous variables and assumptions that are inherently uncertain, including, without limitation, facts related to general economic and business conditions. Accordingly, actual results could vary significantly from those set forth in such forecasts and projections. Legg Mason has relied on these forecasts, without independent verification, and does not in any respect assume any responsibility for the accuracy or completeness thereof.

            Legg Mason has not been requested to make, and has not made, an independent evaluation or appraisal of the assets, properties, facilities, or liabilities (contingent or otherwise) of the Company, and we have not been furnished with any such appraisals or evaluations. Estimates of values of companies and assets do not purport to be appraisals or necessarily reflect the prices at which companies and assets may actually be sold. Because such estimates are inherently subject to uncertainty, Legg Mason assumes no responsibility for their accuracy. Our opinion is necessarily based upon financial, economic, market and other conditions and circumstances existing and disclosed to us on the date hereof. It is understood that subsequent developments may affect the conclusions reached in this opinion and that we have no obligation to update, revise or reaffirm this opinion. We have assumed that the final Amendment will not differ in any material respect from the draft Amendment we reviewed. We have also assumed that the Transaction will be consummated on the terms and conditions described in the Amendment, without any waiver of material terms or conditions, and that any necessary regulatory approvals or satisfaction of any other conditions for consummation of the Transaction will be obtained and will not have an adverse effect on the Company.

            We have acted as financial advisor to the Special Transactions Committee (the "Special Committee") of the Board of Directors (the "Board") of the Company and will receive a fee for our services. In addition, the Company has agreed to indemnify us for certain liabilities arising out of our engagement. It is understood that this letter is solely for the information of, and directed to, the Special Committee and the Board in their evaluation of the Transaction and is not to be relied upon by any shareholder of the Company or any other person or entity. Our opinion does not constitute a recommendation to the Special Committee or the Board as to how the Special Committee or the Board should vote on the Transaction or to any shareholder of the Company as to how to vote at any shareholders' meeting at which the Transaction is considered. Additionally, we have not been involved in structuring the Transaction and our opinion does not compare the relative merits of the Transaction with those of any other transaction or business strategy which were or might have been available to or considered by the Company, the Special Committee or the Board as alternatives to the Transaction and does not address the underlying business decision by the Special Committee or the Board to proceed with or effect the Transaction. This letter is not to be quoted or referred to, in whole or in part, in any registration statement, prospectus, proxy statement or in any other document used in connection with the offering or sale of securities or to seek shareholder approval of the Transaction, nor shall this letter be used for any other purposes, without the prior written consent of Legg Mason.

            Based upon and subject to the foregoing, we are of the opinion that, as of the date hereof, the amount of Consideration to be paid by the Company to the Cashing Out Holders in the Transaction is fair to such Cashing Out Holders, from a financial point of view.

                                        Very truly yours,

                                        /s/ Legg Mason Wood Walker, Incorporated

                                                                       EXHIBIT B

                                      FORM
                                       OF
                          REVERSE STOCK SPLIT AMENDMENT

            Article SIXTH of the Amended and Restated Articles of Incorporation of Horizon Telcom, Inc. is hereby amended and restated as follows:

            SIXTH:

            A. The total number of shares of all classes of capital stock which the corporation is authorized to issue and have outstanding is 700,000 shares, consisting of 200,000 shares of Class A Common Stock, without par value ("Class A Common Stock"), and 500,000 shares of Class B Common Stock, without par value ("Class B Common Stock").

            B. Except with respect to voting rights and preemptive rights as provided below in this paragraph, the shares of Class A Common Stock and the shares of Class B Common Stock shall have identical terms and shall be deemed a single class of capital stock for all purposes. The following terms apply with respect to the voting and preemptive rights of the Class A Common Stock and the Class B Common Stock:

            1. Voting Rights: Only the holders of Class A Common Stock shall be entitled to vote on matters to be voted upon by the stockholders (including, without limitation, the election of directors of the corporation) and the holders of shares of Class B Common Stock shall not have any voting rights.

            2. Preemptive Rights: No holder of shares of Class B Common Stock shall, as such holder, have any preemptive or preferential right to purchase or subscribe to any shares of any class of the corporation, whether now or hereafter authorized, whether unissued or in the treasury, or to purchase any obligations convertible into shares of any class of the corporation, which at any time may be proposed to be issued by the corporation or subjected to rights or options to purchase granted by the corporation. No holder of Class A Common Stock shall have preemptive rights to the issue of any Class B Stock. Nothing in this subparagraph shall serve to limit the aforesaid rights as to the holders of shares of Class A Common Stock, except as to shares of Class B Common Stock.

            C. Effective on the date of approval of this certificate of amendment by the Secretary of State of the State of Ohio, each one hundred twenty-five (125) shares of Class B Common Stock then outstanding shall be automatically combined into one (1) fully paid and non-assessable share of Class B Common Stock (the "Reverse Stock Split"). In lieu of the issuance of any fractional shares of Class B Common Stock that would otherwise result from the Reverse Stock Split to holders ("Cashed Out Holders") who held less than one hundred twenty-five (125) shares of Class B Common Stock immediately before the Reverse Stock Spit, each Cashed Out Holder shall be entitled to receive One Hundred and Sixty-Five Dollars ($165) in cash for each share of Class B Common Stock held immediately before the Reverse Stock Split.

Upon the completion of the Reverse Stock Split, Cashed Out Holders shall cease to be stockholders of the corporation.

                                                                       EXHIBIT C

                                      FORM
                                       OF
                          FORWARD STOCK SPLIT AMENDMENT

            Paragraph C of Article SIXTH of the Amended and Restated Articles of Incorporation of Horizon Telcom, Inc. is hereby amended and restated as follows:

            C. Effective on the date of approval of this certificate of amendment by the Secretary of State of the State of Ohio, each share of Class B Common Stock then outstanding shall be automatically reclassified and changed without any further act into one hundred and twenty-five (125) fully paid and non-assessable shares of Class B Common Stock without increasing or decreasing the amount of stated capital or paid-in surplus of the corporation.

                              HORIZON TELCOM, INC.

                    PROXY - CLASS A AND CLASS B COMMON STOCK

                        SPECIAL MEETING __________, 2005

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS.

            The undersigned, revoking all prior proxies, hereby appoints Jack E. Thompson and Thomas McKell, and each of them, as proxies, each with the power to appoint his substitute, and hereby authorizes each of them to represent and to vote, as designated herein, all the shares (the "Shares") of Class A and/or Class B common stock of Horizon Telcom, Inc. ("Horizon") held of record by the undersigned on _______, 2005, at the Special Meeting of Stockholders to be held on _______, 2005 and any adjournment or postponement thereof (the "Special Meeting").

            THE BOARD OF DIRECTORS UNANIMIOUSLY RECOMMENDS A VOTE "FOR" APPROVAL OF THE REVERSE/FORWARD STOCK SPLITS.

1.    The  approval  of  amendments  to  Horizon's      FOR   AGAINST   ABSTAIN
      Amended    and    Restated    Articles    of      [ ]     [ ]       [ ]
      Incorporation whereby Horizon would effect a
      1-for-125  reverse stock split of its shares
      of Class B common  stock,  such that holders
      of less  than 125  shares  of Class B common
      stock would have their shares  cancelled and
      converted  into the  right to  receive  cash
      consideration   equal  to   $165,   followed
      immediately by a 125-for-1 forward stock split of the shares of Class B common stock
      (the "Reverse/Forward Stock Splits").

2. In the discretion of the proxies, upon such other business as may properly come before the Special Meeting or any adjournment or postponement thereof.

            THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO

DIRECTION IS MADE THIS PROXY WILL BE VOTED IN FAVOR OF THE REVERSE/FORWARD STOCK SPLITS.

            PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY PROMPTLY USING THE ENCLOSED ENVELOPE.

            The undersigned acknowledges receipt from Horizon, prior to the execution of this proxy, of a notice of the Special Meeting, the proxy statement relating to the Special Meeting and _______________________.

Dated: _____________________, 2005

                                                  ______________________________

                                                  ______________________________
                                                            Signature(s)

                                                  (Holders of Shares should sign
                                                  exactly  as  name  appears  on
                                                  stock certificate. Where there
                                                  is more than one holder,  each
                                                  should    sign.     Executors,
                                                  administrators,  trustees  and
                                                  others     signing     in    a
                                                  representative capacity should
                                                  so indicate.)

If the address shown is incorrect, please make changes below:

______________________
Street

______________________
City

______________________
State & Zip Code


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